As filed with the Securities and Exchange Commission on December 22, 2004
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          AMENDMENT NO. 2 TO FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               (INITIAL STATEMENT)

                     FRIDAY NIGHT ENTERTAINMENT CORPORATION
                 (Name of small business issuer in its charter)


            NEVADA                          7812                   20-1257307
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)


         1026 W El Norte Parkway, Suite 191, Escondido, California 92026
                                  323-802-1542
          (Address and telephone number of principal executive offices)

                1416 N. La Brea Ave., Hollywood, California 90028
(Address of principal place of business or intended principal place of business)
     Incorp Services, Inc., 3675 Pecos-McLeod, Suite 1400, Las Vegas, Nevada
            (Name, address and telephone number of agent for service)

                          Copies of communications to:

                             Richard I. Anslow, Esq.
                              Anslow & Jaclin, LLP
                          195 Routes 9 South, Suite 204
                           Manalapan, New Jersey 07726

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                               CALCULATION OF REGISTRATION FEE
----------------------------------   ----------    ---------------   --------------   ------------
                                                   Proposed          Proposed
Title of each                        Amount to     maximum           Maximum          Amount of
class of securities                  be            offering          aggregate        registration
to be registered                     registered    price per share   offering price   fee
----------------------------------   ----------    ---------------   --------------   ------------
Common shares, par value $.001 (1)    1,000,000         $5.00            $5,000,000       $633.50
----------------------------------   ----------    ---------------   --------------   ------------
Common shares, par value $.001 (2)      950,000         $5.00            $4,750,000       $601.83
----------------------------------   ----------    ---------------   --------------   ------------
Common shares, par value $.001 (3)       50,000         $5.00              $250,000        $31.67


(1) Represents shares being sold to the public. The price of $5.00 per share is being estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act.
(2) Represents shares of common stock issuable in connection with the exercise of options issued to Barr Eden Family Trust (500,000 options) and Waldwick Investments Limited (450,000 options). The price of $5.00 per share is being estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act.
(3) Represents shares of common stock owned and offered by Andrew Banks & Associates Pty. Ltd. The price of $5.00 per share is being estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act.

Our non-affiliate selling shareholders will sell at a fixed price per share of $3.00 until our shares are quoted on the OTC Bulletin Board (or any other specified market). Thereafter, such selling shareholders shall sell at prevailing market prices or privately negotiated prices.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until this Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED,                    2004

                      FRIDAY NIGHT ENTETAINMENT CORPORATION

                        1,000,000 SHARES OF COMMON STOCK
           950,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION WITH
                         EXERCISE OF OUTSTANDING OPTIONS
           50,000 SHARES OF COMMON STOCK FOR A SELLING SECURITY HOLDER

Friday Night Entertainment Corporation (the "Company" "we" or "us" or "FNE"), a Nevada Corporation, is offering, on a "best efforts" basis 1,000,000 shares of our common stock, par value $.001, at U.S. $5.00 per share (the "Offering"). The initial offering period will end twelve (12) months from the date listed in this prospectus unless it is terminated earlier (the "Initial Offering Period"). This Offering is being made on a self-underwritten basis by us through our officers and directors. Since there is no selling commission, all proceeds from the Offering will go to us.

In addition, our selling security holders are offering to sell 950,000 shares of our common stock issuable in connection with the exercise of our options, and 50,000 shares of common stock.

Currently, we have not established an underwriting arrangement for the sale of these shares. Our officers and directors will be the only persons that will conduct the direct public offering. They intend to offer and sell the shares in the primary offering through their business and personal contacts.

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE, INVOLVE A HIGH DEGREE OF RISK, AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE 7 BEFORE INVESTING IN SUCH SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This registration statement will be amended and completed from time to time, as necessary.

The information in this prospectus is not complete and may be changed. We may not sell these securities until this Registration Statement filed with the Securities and Exchange Commission is declared effective by the Securities and Exchange Commission. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is,                        2004

                              Table of Contents
                                -----------------

                                                                          Page
                                                                          ----
Prospectus Summary                                                         5
Risk Factors                                                               7
Use of Proceeds                                                            11
Determination of Offering Price                                            13
Market for Common Equity and Related Stockholder Matters                   13
Equity Compensation Plan Information                                       14
Dividends                                                                  14
Management's Discussion and Analysis or Plan of Operation                  14
Business - Our Company                                                     17
Description of Property                                                    20
Legal Proceedings                                                          20
Management Directors and Executive Officers                                21
Executive Compensation                                                     22
Principal Stockholders                                                     24
Dilution                                                                   24
Selling Stockholders                                                       26
Shares Eligible for Future Sale                                            28
Plan of Distribution                                                       28
Certain Relationships and Related Transactions                             30
Description of Securities                                                  31
Changes In and Disagreements with Accountants on
  Accounting and Financial Disclosure                                      32
Transfer Agent                                                             32
Experts                                                                    32
Legal Matters                                                              32
Financial Statements                                                      F-1

Part II.
Other Expenses of Issuance and Distribution                                33
Recent Sales of Unregistered Securities                                    33
Exhibits                                                                   35
Undertakings                                                               36

                               PROSPECTUS SUMMARY

The following is a summary of material information which is supported in its entirety by detailed information, including financial information and notes thereto, contained in this prospectus. This highlighted summary is intended for reference only. Before making any investment, you should carefully consider the information under the heading "Risk Factors". Please note that throughout this prospectus the words "Company", "we", "our", "us" or "FNE", refer to Friday Night Entertainment Corporation, and not to our selling stockholders.

About Us

We were incorporated in Nevada on July 31, 2001 under the name Lunettes, Et.Al., Inc. We have remained inactive since incorporation. On June 10, 2004, we acquired all of the issued and outstanding shares of Friday Night Entertainment Pty. Ltd., an Australian company involved in producing feature films and television programming in Australia. On June 11, 2004, we changed our name from Lunettes, Et. Al., Inc. to Friday Night Entertainment Corporation and increased our authorized share capital to 50,000,000 common shares and 5,000,000 preferred shares, both par values $.001.

We are a development stage company formed for the purpose of producing feature films in the United States. We will develop four of our scripts that we acquired in our purchase of Friday Night Entertainment Pty Ltd., as well as future screen plays that we acquire pursuant to option agreements with screen writers. We will develop film products from conception to pre-production, production and post-production stages. We also propose to identify and acquire original materials, screenplays, novels, manuscripts, ideas, remakes, and branded properties. We will finance some projects ourselves, and participate in the financing of larger projects. We intend to utilize the industry contacts and know how of our principals in achieving our business objectives.

Securities Offered By Us

The maximum amount of shares offered by us, on a "best efforts" basis is 1,000,000 common shares at $5.00 per share (or an aggregate offering price of $5,000,000).

Up to an additional 950,000 common shares issuable upon the exercise of options issued to Barr Eden Family Trust and Waldwick Investments Limited; and up to an additional 50,000 shares of our common stock of Andrew Banks & Associates Pty. Ltd. Although we are not presently qualified for public quotation, we intend to qualify our shares for quotation on the NASD Over-the-Counter Bulletin Board concurrently as of the effective date of this prospectus or as soon as possible thereafter.

Offering Period

During the Initial Offering Period,  we will offer shares for a period of twelve
(12) months from the effective date of this prospectus, unless terminated earlier, in our sole discretion. During this Initial Offering Period we will be able to use funds immediately since the offering is on a "best efforts" basis. No minimum amount of proceeds has been set by us and no legal requirement for a minimum amount is in effect. Since there is no minimum, no escrow account will be established to hold funds until a minimum amount is reached or until the offering period is terminated.

Plan of Distribution

The offering of a maximum of 1,000,000 of our common shares, on a "best efforts" basis, is being made on a self-underwritten basis by us through our officers and directors who will not be paid any commission or other compensation and without the use of securities brokers.

Currently, we have not established an underwriting arrangement for the sale of these shares. Our officers and directors will be the only persons that will conduct the direct public offering. They intend to offer and sell the shares in the primary offering through their business and personal contacts. There is a possibility that no proceeds will be raised or that if any proceeds are raised, they may not be sufficient to cover the cost of the offering.

The estimated cost of distribution of our common shares is $130,000, or approximately 2.6% of our planned offering. These distribution costs include travel, presentations and administration costs involved in the offering.

Our selling securities holders may be selling up to 950,000 common shares issuable upon the exercise of options issued to Barr Eden Family Trust and Waldwick Investments Limited; and 50,000 common shares of Andrew Banks & Associates Pty. Ltd. The selling shareholders can exercise their options at a price, being a discount to 40% of market price or fifty cents, whichever is the greater. The market price is that price quoted on a recognized stock market, or where there is no public trading we will use the last sale price of our common stock as the basis for a market price. Such shares of our common stock may be sold from time to time to purchasers directly by the selling security holders. Alternatively, the selling shareholders may from time to time offer shares to underwriters, dealers, or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling security holders for whom they may act as agent.

The selling security holders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Shares may be sold from time to time by the selling security holders in one or more transactions at a fixed offering price, which may be changed, or at any varying prices determined at the time of sale or at negotiated prices. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act. We will bear all expenses of the offering of shares of our common stock by the selling security holders other than payment that they may agree to make to underwriters. Where there is no public trading market for our shares, we will use the last sale price of our common stock as the basis for a market price.

Application of Proceeds

The proceeds of this offering are to be used by us for the development of the four movie scripts which we acquired through our acquisition of Friday Night Entertainment Pty Ltd. We also intend to use proceeds from this offering in order to acquire an option to develop a motion picture to be called "Asphalt Beach." The balance of the proceeds of this offering will be used to acquire additional movie scripts pursuant to option agreements, and for general working capital.

                                  RISK FACTORS

Risk Factors
The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment. Each prospective investor should carefully consider the following material risk factors associated with this Offering, as well as all other information set forth in this prospectus.

Material risk factors have been addressed  under the following  major  headings:
Industry Risks, Company Specific Risks and Offering Specific Risks.

1.       Industry Risks
THE COMPETITIVE ENVIRONMENT OF OUR INDUSTRY WILL MAKE IT DIFFICULT FOR US TO SOURCE QUALITY SCREENPLAYS AND REACH OUR BUSINESS PLAN OBJECTIVES

Film production requires vast amounts of upfront high risk capital for which there is a limited supply and intense competition. The importance of a track record of commercial success in prior productions is a principal factor. We will operate in a competitive industry with established companies that can impact our market share and ultimate success. We face significant competition from more established companies. We believe our competition will include the following listed entities: Lions Gate Entertainment Corporation, New Market Capital Group, Palm Picture Features, and Peace Arch Entertainment Group Incorporated. We will compete directly with the following private companies: 2929 Entertainment, Hart Sharp Entertainment, Odd Lot Entertainment and River Road. These private companies have been selected as direct competition given they specifically conduct business within the independent feature film development and production arena. All of these companies are well established with proven track records and are successful in operating in a competitive environment.

Our competition may make it difficult for us to source quality screenplays outside of our writer's fund by offering incentives to writers and cast members that are difficult to match, given our limited resources. This may inhibit us from reaching our business plan objectives and financial forecast.

MOVIE PIRACY IS A MAJOR CONCERN IN OUR INDUSTRY THAT CAN CAUSE US TO FORCE ABANDONMENT OF PRODUCTION AND RESULT IN INCREASED PRODUCTION AND DISTRIBUTION COSTS

Movie piracy is prevalent in our industry and can cause us to have reduced revenues, increased production and distribution costs or force abandonment of a production.

The growth of the internet, together with the advancement of digital technology, has created substantial piracy problems for the movie industry. We will not be immune from this piracy. This piracy could take many forms and could impact our business in many ways. For instance, the piracy threat comes from within the industry where screen writers, production companies and distributors pirate each others ideas. In addition, the industry has to deal with consumer piracy, where feature films contend with piracy at the distribution level and in the DVD market. The piracy of our property could have a significant effect on the production and distribution of our movies and could result in reduced revenues, increased production and distribution costs or the abandonment of a production.

THE FAILURE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS CAN CAUSE US TO LOSE ROYALTY FEES AND DECREASE REVENUES

It is imperative that we protect our intellectual property rights and the failure to do so will have a negative impact on our business. Our business depends on intellectual and property law to safeguard our assets. Our success in defending our intellectual property assets and also ensuring that we do not infringe on the intellectual property rights of others can be an expensive process, and can also have a significant effect on our business. Our failure to protect our intellectual property assets, or the infringement on the rights of others could have a material effect on our company in that it could result in the abandonment of a film production or the payment of unknown royalty fees.

2.       Company Risks
Management risk

OUR OPERATION AND FUTURE GROWTH IS HEAVILY DEPENDANT UPON OUR CEO, MR. CAMERON LAMB, OUR PRESIDENT, MICHAEL COSTIGAN AND OTHER MANAGEMENT PERSONNEL, AND IF WE LOSE THE SERVICES OF THESE EMPLOYEES, WE WILL BE UNABLE TO DEVELOPMENT OUR BUSINESS.

We believe the efforts of our executive officers and other management personnel including Mr. Lamb, our CEO, and Mr. Costigan, President, who will also be responsible for the creative development of properties along with production oversight, are essential to our operations and growth. The loss of either Mr. Lamb or Mr. Costigan or others could have a material adverse effect on our financial condition, future success, and ability to sustain operations. We do not carry key man life insurance on any such individuals.

We previously had a six (6) month consulting agreement with Michael Costigan that expired on November 30, 2004. We expect to enter into an employment agreement with Mr. Costigan upon the receipt of sufficient funds to allow us to commence production of our first feature film that has a production budget of $2.5M. Expected terms of Mr. Costigan's employment are a base salary of $600,000 per annum with an initial term of 3 years. If we fail to raise $5,000,000 under this offering, then we will attempt to negotiate a contract with Mr. Costigan which will result in a lower base salary with a reduced term and possible non-exclusivity of Mr. Costigan's services. It is unlikely that we will be able to retain Mr. Costigan's services if we fail to raise at least $900,000. Mr. Costigan is our President and he will be responsible for the creative development of properties along with production oversight.

While having relevant specific industry experience, none of management team has actual experience in operating a feature film production company.

Financing risk

WE ARE A START UP COMPANY AND FACE THE POSSIBILITY THAT WE WILL NOT BE ABLE TO RAISE THE FUNDS SUBJECT TO THIS OFFERING.

We currently have insufficient assets to pursue our business plan and are totally dependent on the successful outcome of this offering. In the event that less than $900,000 is raised, management will likely defer or abandon the business plan.

The substantial capital requirements and financial risks associated with each individual production are significant. The failure of one feature film to perform may significantly adversely affect our financial performance. We have a planned output of four features per annum. Secondly, in the event that distribution is delayed, the timing of revenue will also be delayed. Both of these situations can cause our business to fail due to lack of cash flow.

The substantial capital requirements of funding a production combined with the time period before revenues could result in our demise due to lack of cash flow. If our initial planned commercial production is not successful it is unlikely that we will survive.

Operational risks

WE HAVE NO OPERATING HISTORY WHICH CAN CAUSE US TO BE UNSUCCESSFUL IN IDENTIFYING SCREENPLAYS AND NEVER BEING ABLE TO IMPLEMENT OUR BUSINESS PLAN RESULTING IN OUR DEMISE

We have no operating history. Our success will depend largely upon our ability to identify screenplays which have the potential to be successfully packaged. Our ability to package screenplays with directors and talent will be crucial to our success. Due to our start up nature, we do not have an existing library of product that will provide consistent cash flow. We will depend on the success of each of our productions to derive a consistent cash flow into the future.

Given we do not have an existing library of films, we will rely on the success of our own productions to build a film library with reliable cash flow. This will be the case until we have acquired an existing film library. Our long term viability will depend on our ability to establish a viable film library that can generate positive cash flows into the future. If we are unable to develop a viable film library, we will not generate the cash flows needed to make us viable in the medium to long term future.

OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION THAT CAUSES SUBSTANTIAL DOUBT ABOUT OUR FUTURE

The report from our independent auditor discloses "... company has experienced an operating loss since inception and its working capital is insufficient to meet planned business objectives. These and other factors raise substantial doubt as to the Company's ability to continue as a going concern." We are totally dependent upon the successful outcome of this offering. If we are unable to raise sufficient capital to fund the production and overhead costs associated with our first feature film, we will likely defer or abandon our business plan.

Production risk

OUR SCRIPTS HAVE NOT BEEN EVALUATED BY DISINTERESTED PARTIES FOR COMMERCIAL VIABILITY, AND THERE IS NO ASSURANCE THAT THE SCRIPTS WILL BE COMMERCIALLY VIABLE.

A great  deal of our  independent  film  success  will  come  from the  audience reaction on the Festival Markets and from press and industry reviews. Unfavorable reviews could have a material effect on the success of our films and the demise of our business. Unfavorable reviews of our films will have a negative effect on us and can lead to our demise.

The failure of a distributor or third party financier to source our films will result in no development investment for a lengthy period and place us in a negative light to the market place. In the event that a distributor or third party financier cannot be sourced to partner or offload production costs on larger feature films at a desirable time, we may be in a position that we have no return on our development investment for a lengthy period. This may also result in (1) the production being of a lower budget, often resulting in a lower quality director and/or talent which would typically result in lower revenues, or (2) we would be forced to postpone production until a third party is found. In this case, postponing would result in us not having a return on our development investment.

Film production is inherently a high risk business where even well financed and experienced producers often fail to make a profit on individual productions.

3.       Offering specific risks
SINCE THIS OFFERING IS BEING SELF UNDERWRITTEN, NO DUE DILIGENCE HAS BEEN UNDERTAKEN BY A THIRD PARTY SELLING THIS OFFERING

This offering is being self-underwritten by our officers and directors, and potential investors should give careful consideration to all aspects of this offering before any investment is made. In the absence of an underwriter, no due diligence examination has been performed in conjunction with this offering such as would have been performed in an underwritten offering.

No independent due diligence has been performed by any third party.

OUR PRESENT OFFICERS AND DIRECTORS CONTROL US AND SOLELY MAKE COMPANY DECISIONS

Our present officers and directors, own 65.7% of our common shares (and 100% of 1,000,000 Series "A" preferred shares, each carrying 50 votes) before the registration and the issuance of additional shares from this Offering. This controlling interest was acquired at a cost substantially below the offering price. Specifically, the aggregate amount paid for the interest acquired by Cameron Lamb, Michael Costigan and Mark Pearson was $4,500 or $.001 per share.

Accordingly, purchasers of the shares offered will bear most of the risk of loss, although, our control will be maintained by the existing stock owners by virtue of their percentage of stock ownership.

WE WILL BE A PENNY STOCK WHICH RESULTS IN NUMEROUS SEC RULES AND REGULATIONS

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker- dealers to: make a suitability determination prior to selling a penny stock to the purchaser, receive the purchaser's written consent to the transaction and provide certain written disclosures to the purchaser. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock

THERE IS NO MINIMUM OFFERING AND THEREFORE YOUR INVESTMENT MAY BE USED EVEN THOUGH SUCH INVESTMENT WILL NOT SATISFY OUR USE OF PROCEEDS FOR ANY PROJECT

The directors have not specified a minimum offering amount and there in no escrow account in operation. As detailed elsewhere in this document the company's current assets are insufficient to pursue the business plan and it is entirely dependant on the outcome of this raising. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in the Company, but the Company is unable to fulfill its objectives or proceed with its operations due to a lack of interest in this offering. If this were to occur, the Company might be forced to curtail or abandon its operations with a loss to investors who purchase stock under this prospectus.

SALES BY SELLING SECURITIES HOLDERS BELOW THE $5.00 OFFERING PRICE MAY CAUSE OUR STOCK PRICE TO FALL AND DECREASE DEMAND IN THE PRIMARY OFFERING WHICH MAY DECREASE THE VALUE OF YOUR INVESTMENT.

The selling security holder offering will run concurrently with our primary offering. All of our stock owned by the selling security holders is being registered in this registration statement. The selling shareholders stock that is offered in this prospectus will be acquired by the selling shareholders at a price that is a discount of 40% to the market price, or $0.50, whichever is the greater. The selling security holders may sell some or all of their shares immediately after they are registered. In the event that the selling security holders sell some or all of their shares, which could occur while we are still selling shares directly to investors in this offering, trading prices for the shares could fall below the offering price of the shares, particularly given the fact that the selling security holders can acquire stock at a discount of up to 40% of market price. In such event we may be unable to sell all of the shares to investors, which would negatively impact the offering. As a result, our plan of operations may suffer from inadequate working capital.

THE SALE OF OPTIONS AND EXERCISE OF EXISITING OPTIONS WILL CAUSE DILUTION TO YOUR INVESTMENT

We currently have issued 950,000 options. Each option provides the option holder the right to purchase one share of our common stock at the greater of: (1) a 40% discount from the average closing bid price of our common stock on a public exchange during the 10 trading days immediately prior to the exercise of the option or (2) $0.50 per share. The options can be exercised at any time until December 31, 2005.

In future months, it is possible that we may enter into arrangements whereby options are issued in lieu of payment for certain expenses. Management would like to highlight the risk of potential dilution to investors on the eventual exercise of these options.

OUR SHARES ARE NOT CURRENTLY PUBLICLY TRADED AND THERE IS A POSSIBILITY THAT WE WILL NOT OBTAINING A QUOTATION ON THE OTC BULLETIN BOARD CAUSING YOUR SHARES TO NEVER HAVE A PUBLIC TRADING MARKET

There is currently no trading market for our shares. We intend to apply for a quotation on the Over the Counter Bulletin Board (OTCBB) concurrently with the filing of this offering. It is unlikely that our trading market will develop in the near term, or that if developed, it will be sustained. In the event the regular public trading market does not develop, any investment in our stock would be highly illiquid.

You may not be able to liquidate your investments since there is no assurance that a public market will develop for our common stock or that our common stock will ever be approved for trading on a recognized stock exchange or quotation medium.

                                 USE OF PROCEEDS

The net proceeds to us from this Offering, after deducting estimated offering expenses of $130,000, are estimated to be approximately $4,870,000 assuming the Maximum Offering is sold. We will not receive any proceeds from the sale of shares by the selling security holders. We expect to use such net proceeds as follows:

------------------------------------------------- ----------- ----------
Approximate use of application proceeds              Approx.   % of net
                                                    $ amount   proceeds
------------------------------------------------- ----------- ----------
Purchase of movie options 2                          950,000      19.5%
Production of Asphalt Beach                        2,500,000      51.3%
Development of current scripts                       500,000      10.3%
Working Capital and general corporate purpose 1      920,000      18.9%
                                                  ----------- ----------
Total                                              4,870,000     100.0%
------------------------------------------------- ----------- ----------

--------------------
(1)  Represents  amounts to be used for working  capital  and general  corporate
purposes,   including  rent  expense,  corporate  overhead  including  salaries, administration and ongoing professional fees.

(2) Purchase of movie options: We expect that we will use $950,000 of the net proceeds to acquire options for the rights to, and for the development of feature film properties. The number of properties ultimately considered will depend on the amount of capital raised under this offering. Properties currently being considered by us include:

A NORMAL LIFE
An original romantic comedy about a successful young, married woman in New York City who has a chance meeting which changes her entire life in the space of 24 hours. In the vein of Sliding Doors or Run Lola Run, the film will be directed by Henry Pincus (MTV's The Sausage Factory, XX) from his own screenplay.

(SAINT) PETER
A comedy about faith; what happens when an 11 year old boy wakes up to discover the whole world thinks his derelict older brother is a saint? His family and world is turned upside down, and he puts together his own `family' now that his own has gone crazy. Josh Klausner (The Fifth Floor) will direct, from his original screenplay.

THE GOOD LIFE
This is a poignant drama and love story about an outsider in a rural town who meets a mysterious stranger at the local movie house, and whose life is changed forever. Steve Berra will direct from his own screenplay. The movie has A list cast already attached.

Due to the competitive nature of the industry these properties will not be available indefinitely. It is important to realize there is an abundance of material available for development with new material becoming available on a very regular basis. If we are unable to secure these specific properties due to cash flow or timing constraints we are confident we will be able to acquire comparable material under similar terms.


Development of current scripts: We have allocated $500,000 to develop our four existing scripts. The development required on each of these scripts will include further script editing, refinement, casting and preparation of production budgets for each property.

Production of Asphalt Beach: Asphalt Beach is currently not under option to us .
However, we do have a first look arrangement that allows FNE to sign an option agreement in conjunction with proceeding to production on the successful raising of funds. Based on an independently prepared production budget we anticipate that $2,500,000 will be the maximum level of funds required to acquire, develop and complete production of Asphalt Beach. This expenditure will bring Asphalt
Beach to the finished product stage, ready for sales and distribution. We would not be expecting to incur any additional costs in relation to this production as we intend entering into a distribution agreement that would require the distributor to incur all promotion and distribution costs.

The foregoing represents our best estimate of our allocation of the net proceeds of the Maximum Offering based upon the current state of our business development and management estimates of current industry conditions. We anticipate, although there can be no assurance that the net proceeds from the Maximum Offering will only allow us to sustain our operations for a period of approximately twelve
(12) months. Upon completion of the Maximum Offering, we believe we will have sufficient financing to operate our business for approximately twelve (12) months. The net proceeds may be reallocated among the categories set forth above or otherwise depending upon the state of our business operations and other factors, many of which are beyond our control. See "Risk Factors."

In the event that we fail to raise the maximum proceeds under this offering we set out below a schedule that details two alternate scenarios based on less than the maximum offering being received. A key element to remain viable will be for us to partner with a financier on the production of Asphalt Beach. The production of Asphalt Beach has the highest priority, followed by the optioning and development of additional scripts.

---------------------------------------- ----------- ---------- ---------- ----------
Approximate use of application proceeds     Approx.   % of net     Approx.  % of net
                                           $ amount   proceeds   $ amount   proceeds
---------------------------------------- ----------- ---------- ---------- ----------
Purchase of movie options                   100,000       3.3%     50,000       5.6%
Production of Asphalt Beach               1,500,000      49.6%    500,000      55.6%
Development of current scripts              500,000      16.5%    200,000      22.2%
Working Capital and general corporate       925,000      30.6%    150,000      16.6%
purpose                                  ----------      -----    -------      -----
Total                                     3,025,000     100.0%    900,000     100.0%
---------------------------------------- ----------- ---------- ---------- ----------

Offering proceeds of $3,025,000 will allow FNE to participate in the Asphalt Beach production at a diluted position of 60%, while still allowing FNE to acquire and develop up to five additional screenplays.

Offering proceeds of $900,000 will allow for FNE to participate in a minimal equity position within Asphalt Beach, while having resources to acquire one to two screenplays with $100,000 being allocated to the development of each. Working capital requirements would only allow for one employee to manage the investment in Asphalt Beach and develop properties until revenues are realized from the Asphalt Beach investment.

In each scenario our primary priority is Asphalt Beach, followed by the optioning of screenplays. Optioning of screenplays is crucial to have products in development that will later provide revenue.

We have estimated the budget required for both the optioning of screenplays and development of properties on standard market rates.


                         DETERMINATION OF OFFERING PRICE

The initial public offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTC Bulletin
Board concurrently with the filing of this prospectus. However, there is no assurance that our common stock, once it becomes publicly quoted or listed, will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market, which may develop, will be determined by the market and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us, and general economic and market conditions.

The book value of our common shares, pre and post offering is detailed below:

                              June 30,     Sept 30,         Post Offer          Post Offer
                              2004 (1)     2004 (2)     Proceeds $2.5m (3)   Proceeds $5m (4)
    Net assets                367,468       341,145         2,711,145            5,211,145
    Shares on issue          6,265,000     6,345,000        6,845,000            7,345,000
    Net assets per share      $0.059        $0.054            $0.396              $0.709


1. Reflects the Company's position at June 30, 2004, after the merge with Friday Night Entertainment Pty Ltd whereby the Company issued 4,500,000 common shares on June 10, 2004 for an effective consideration of $0.08 per share, and the issue of 230,000 common shares for cash of $0.50 per share between June 20, and June 29, 2004.
2. Reflects the Company's position at September 30, 2004, after the issue of 80,000 common shares at an issue price of $0.50 per share.
3. Reflects the Company's position, based on September 30, 2004, interim financial statements, after allowing for a minimum subscription of this offering of 500,000 common shares at a price of $5.00 per share, and after deducting offering costs of $130,000.
4. Reflects the Company's position, based on September 30, 2004, interim financial statements, after allowing for a maximum subscription of this offering of 1,000,000 common shares at a price of $5.00 per share, and after deducting offering costs of $130,000.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any recognized stock exchange. There is no current public trading market for our shares of common stock. After this Registration Statement becomes effective, we intend to apply for a quotation on the OTC Bulletin Board. While we intend to take needed action to obtain a quotation of our common shares on the NASD OTCBB, there is no assurance that we will obtain such quotation even though there are no quantitative or qualitative requirements. As of December 21, 2004, based on our transfer agent records, we had shareholders holding 6,395,000 shares of our common stock.


                      EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of December 21, 2004, with with respect to compensation plans under which our equity securities are authorized for issuance:

                            (a)                    (b)                    (c)

                            --------------------   --------------------   -------------------
                                                                          Number of securities
                                                                          remaining available
                            Number of securities                          for future issuance
                            to be issued upon      Weighted-average       under equity
                            exercise of            exercise price of      compensation plans
                            outstanding options,   outstanding options,   (excluding securities
                            warrants and rights    warrants and rights    reflected in column (a))
                            --------------------   --------------------   -------------------
Equity compensation
plans approved by
security holders            None

Equity compensation
plans not approved
by security holders         None

     Total                  None


                                    DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends. There can be no assurance that we can achieve such earnings.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Introduction
Friday Night Entertainment Corporation (formerly Lunettes, Et Al, Inc.) was incorporated in July 2001 and remained dormant until the acquisition in June 2004 of Friday Night Entertainment Pty Ltd., an Australian corporation involved in the development and production of movies.

Operations
In May 2004, Friday Night Entertainment Pty Ltd.(the Australian subsidiary) acquired the rights (100% ownership) to four movie scripts from Clam Entertainment Pty Ltd, a corporation controlled by our director, Cameron Lamb, in exchange for 100% of the share capital of Friday Night Entertainment Pty Ltd.(Australian Corporation). Clam Entertainment Pty Ltd acquired all rights and title to the four movie scripts from Banksia Entertainment Pty Ltd., an Australian corporation controlled by Cameron Lamb's family by way of gift. Clam Entertainment then contributed the scripts to Friday Night Entertainment Pty Ltd. for stock. Friday Night Entertainment Pty Ltd. exchanged its stock for shares in Friday Night Entertainment Corporation. For the purpose of this transaction the film scripts were valued at $347,600, being the original cost of the scripts to Banksia. The scripts were written and developed by Banksia between January 1997 and December 1999.


The costs of development of the four film scripts specifically include historical labor costs, related payroll taxes, and statutory benefits of a staff of five individuals including an executive producer, creative/program director, producer/researcher, and two staff writers. Each film script required approximately the same amount of time for creation by the staff. The activities undertaken by the staff for the creation of each of the four film scripts included initial creation of storyline, storyline and character discussions, story events and character analysis discussions, re-writes of storyline and character debate, editing of storyline with detailed notation, research, and final summarization.

Additional disclosure on the valuation of the scripts is included in the detailed notes to the financial statements. A brief summary of the four scripts is as follows:

Shocked: A Black Comedy
Two computer geeks from polar opposite backgrounds (she's mega rich and chronically ill; he's mega broke and ignored) fall in love. She discovers jealousy, he discovers confidence and then she dies, leaving all her wealth to him... and a little extra! Her "life force" is trapped in the computer and has no trouble tracking him through the city's power lines and reeking havoc where ever he goes. A love story, with a techno-twist, that explores the power and perversities of human interaction.

Deadly Connections: Suspense Thriller
What happens when a woman whose career in the force has revolved around solving other people's crisis, is suddenly faced with a nightmare she could never have imagined. She is the lead Negotiator, has talked down hundreds of captive situations and contributed to their lengthy imprisonment... but is proud of the fact she has never had to draw her gun! All this changes when her teenage daughter is kidnapped and she gets a taste of what being the victim is really like. Her whole reality is distorted... she can't negotiate... she's too close to the situation... but for the first time she knows she could kill.

Backpackers: Mystery Thriller
A Los Angeles lawyer's daughter has disappeared. The unbelievably endless expanse of nothing, known as the Australian Outback, is the suspected crime scene. A relentless psycho who targets Backpackers is the bad guy. A local detective teams up with a private investigator from the US and the hunt is on. Will they find her in time?

Last Chance Cafe: Suspense Thriller
The Last Chance Cafe is the last chance for everything before you hit the endless and barren miles of the desert. There's a tight community that live around the cafe and they are naturally suspicious of Nadine, the new girl in town... and they should be. Nadine sees this as her "Last Chance" and hopes that death doesn't follow her to this desolate spot.

In June 2004, Friday Night Entertainment Corporation acquired all of the share capital of Friday Night Entertainment Pty Ltd. in exchange for 4,500,000 common shares and 1,000,000 preferred Series "A" shares of the Company. This resulted in the shareholders of Friday Night Entertainment Pty Ltd. Acquiring 75% of the issued and outstanding common share capital and 100% of the preferred series "A" capital of the Company.

Auditors' Substantial Doubt

The company's auditors have issued a going concern opinion based upon their auditing procedures. The company's auditors have indicated that the company has sustained an operating loss since inception. In addition, the auditors note that the working capital of the company is not sufficient to meet its planned business objectives and that the company's continuation as a going concern is uncertain and dependant on successfully bringing its scripts to market, achieving future profitable operations and obtaining additional sources of financing to sustain its operations, the outcome of which cannot be predicted at this time. The auditors indicate that in the event the company cannot obtain the necessary funds, it will be necessary to delay, curtail or cancel the further development of its products and services. They note that although the business plan indicates profitable operation in the coming year, these profits are contingent upon completing the production of movie scripts and developing a writer's fund in order to provide the company with a cashflow to sustain operations. Management of the Company concludes that in the event the Company cannot obtain the necessary funds, it will be necessary to delay, curtail or cancel the further development of the company's operations.

Financial Results
In May 2004, Friday Night Entertainment Pty Ltd. acquired the rights to four movie scripts from Cameron Lamb in a transaction valued at $347,600. The Company's objective is to further develop and produce these scripts over the next twelve months. Since incorporation in May 2004 through June 30, 2004, the Company had no income. During this period, the company incurred expenditures of $104,064. The expenditures were incurred in start-up costs associated with commencing operations. In this regard, the Company incurred $9,887 in legal and accounting expenses, $20,000 under the consulting agreement with Mr. Costigan, $21,899 in salaries and wages, $24,905 in relocation costs associated with moving the operations to the U.S., and $27, 373 in general administration costs.

Between July 1, 2004, to September 30, 2004, the company has had no income. During this period the company incurred expenses of $66,323. The expenditures were incurred in start-up costs associated with commencing operations. In this regard, the Company incurred $59,868 under the consulting agreement with Mr. Costigan and $6,455 in general administration costs. Costs associated with this offering of $23,800 have been incurred and treated as deferred costs to be offset against the offering proceeds when received.

As detailed under "Use of Proceeds" we have included a schedule which provides a scale of potential operations under varying levels of offering proceeds being received. Our operations are scalable to the extent we finance the entire production internally, introduce third party financiers to participate at varying levels or simply undertake development of the property for sale to a studio. Our overhead cost and personnel structure is very lean with the result that revenues will not fund unproductive salaries.

Based on our anticipated production schedule of four feature films per year, we envision the need to raise additional capital during the calendar year 2005 to fund later productions. The amount and timing of the second offering will depend on the success of this initial offering, and the scale of activity subsequently undertaken. Our current plans assume that FNE will finance all independent movies internally.

Our revenue model and forward projections further detail that the Company will be able to derive sufficient revenues and generate sufficient cash flows to continue as a going concern. We note that our forward projections are based on certain assumptions and beliefs currently held by management. If, however, conditions change or should any one or more of the identified risks or uncertainties materialize or should any underlying assumptions prove incorrect, actual results may vary materially from those described as anticipated or planned.

FNE has made significant inroads in providing the infrastructure necessary to commence production of its movies. It is also well placed to begin soliciting promising new scripts. As a result of Mr. Costigan's background of supervising over 20 feature films while at Columbia Pictures, FNE is well positioned to draw on the required infrastructure such as producers, crews and studio facilities. Our relationship is such that we can access the required infrastructure at privileged, or at worst, competitive market rates.

Currently we have concluded a production budget for Asphalt Beach and have specific actors attached to the feature film. We are positioning the property ready for production. As detailed previously we have access to the following scripts in addition to the four we already own: A Normal Life, (Saint) Peter, and The Good Life.

                      NOTE PLANS FOR THE NEXT TWELVE MONTHS

1.     Immediate Priorities:

Financing:
We acquired our principal assets, being intangible movie scripts in exchange for share capital of the corporation. Additional working capital requirements were funded through the sale of common shares pursuant to exemptions from the registration requirements under the Securities Act of 1933, as amended.

We will initially require $5,500,000 in order to meet our movie production targets. This funding is expected to be achieved through a combination of private placements and the sale of common stock through a public offering. $500,000 has already been raised through private placement, $5,000,000 is now being offered.

Office Setup:
FNE will sign lease agreement at the Jim Henson Company:

1416 North La Brea Avenue
Hollywood, CA 90028
United States of America

FNE will rollout office structure, inclusive all operational, administrative and financial systems. We anticipate office costs will be in the range of $15,000 to $40,000 depending on the scale of operation ultimately undertaken.

Production:
Asphalt Beach is scheduled to begin production as soon as practical following funds becoming available. Asphalt Beach has currently reached the final stage of development, has cast attached and budgets finalized for specific locations. Asphalt Beach has a production budget of $2,500,000. Production on Asphalt Beach cannot commence until additional funding becomes available.

Secure relationships with Writers:
FNE shall create a Writers Fund over the first 18 months of operation. During this period we aim to contract five writers who will each generate two original screenplays each year. Each script will be under option to FNE for a period of 18 months, with low renewal costs. FNE will maintain the rights to each script as Executive Producers in perpetuity. We have allocated a budget in year 1 of $125,000 to the writer's fund.

Distribution/Marketing:
FNE will look to the traditional film markets and festivals as the main platform to present our product to distributors. FNE will need to retain a foreign sales representative to sell our products at the major markets to maximize distribution throughout international territories. FNE will also work in collaboration with an industry publicist to further build the profile of our films during the sales period. Sales representation costs will form part of the production budget for each film.

2.     Lower Priorities:

Titles and branded entertainment:
FNE will actively seek to acquire established international titles (television, family properties, comic book, literary, sequel opportunities and music) and properties to develop for motion pictures, which will also have merchandising appeal. Seeking to acquire titles and branded entertainment will be an ongoing exercise that will be conducted in conjunction with the output from our writer's fund. We have commenced confidential discussions in relation to the optioning of titles, further negotiations have been deferred until further funding becomes available.

Libraries:
FNE's objective is to create a new and original media library organically through production of feature films and secondly through the acquisition of existing libraries. To date FNE has not had any discussions with any parties regarding the acquisition of libraries.

                             BUSINESS - OUR COMPANY
Background
We were incorporated in Nevada on July 31, 2001, under the name Lunettes, Et. Al., Inc. We have remained inactive since incorporation. On June 10, 2004, we acquired all of the issued and outstanding shares of Friday Night Entertainment Pty. Ltd., an Australian company involved in producing feature films and television programming in Australia. It became our wholly owned subsidiary. In exchange, we issued an aggregate of 4,500,000 of our common shares and 1,000,000 of our Series "A" Preferred Shares to the shareholders of Friday Night Entertainment Pty. Ltd.

On June 11, 2004, we changed our name from Lunettes, Et. Al., Inc. to Friday Night Entertainment Corporation and increased our authorized share capital to 50,000,000 common shares and 5,000,000 preferred shares, both par value $.001.

Industry Overview
The Motion Picture industry is a $9.5 billion industry, primarily made up of large Studios who act as distributors and many smaller Production Houses, who facilitate the development and production of content. Together the industry released 473 feature films in 2003.

Historically the major Hollywood studios have comprised of Warner Brothers, Universal Pictures, 20th Century Fox, MGM, Paramount Pictures, Walt Disney and Sony Pictures Entertainment.

Over recent years the industry has seen a shift towards greater acceptance and expanding interest in small, independent art house films, which have generated incredible competition between specialized distributors in several major territories. This shift has occurred at the same time that all but one of the major Hollywood studios were acquired by global, vertically integrated corporations. These organizations are constantly looking for product and films for their distribution pipelines. They are looking to source this content in a way that involves the studios incurring less debt and a reduced exposure to development risk. This trend has opened the way for professional independent production companies such as FNE.

The four primary distribution markets of feature-length dramatically films, for both domestic and international territories are: Theatrical, Home Video, Pay/Cable Television and Free-to-air Television

Theatrical exhibition is the traditional market for motion pictures, however only comprises of 17.8% of the total gross revenues of a feature films seven-year life cycle.

The home video market, inclusive of the DVD market, comprises a total 46.7% of revenue. This market is expected to grow due to the uptake of DVD's continuing to grow with consumers. Typically distribution to this market is within four to six months after the initial theatrical release.

Both Pay and Cable television rights are generally licensed for broadcast six to nine months after initial domestic theatrical release. This is followed by the subsequent release of to free-to-air television networks 12 - 15 months after initial theatrical release.

Management team
FNE is lead by a committed team, who currently hold 65.7% of the equity and three board positions. Cameron Lamb, Michael Costigan and Mark Pearson represent significant complementary skills and business experience. The Management team is highly motivated, experienced and well qualified. FNE's founders have a combined total of 35 years of direct experience in media, production, general management, finance and operations.

Business objective
FNE's objective is to create a new and original media library with "A list" talent in a more cost effective structure than under the traditional Hollywood studio paradigm. It is this media library that will provide FNE with a consistent revenue stream in perpetuity. FNE will be able to capitalize on the availability of quality material and talent at the initial stage, incurring low start up costs in exchange for significantly higher returns on productions which it will sell back to studios, third party financiers, and distributors. Our library will be created from two platforms: (1) a literary library of screenplays that have been internally generated from our "Writers Fund" and (2) actual feature films that we have produced. FNE plans to further expand our library through the acquisition of existing libraries that have a strategic fit.

Business overview
We will identify and acquire projects for development and production of motion pictures. We will exploit original materials, screenplays, novels, manuscripts, ideas, remakes, and branded properties. By exploiting contacts in the entertainment industry, we will package projects and screenplays with quality directors and star talent. We will be drawing on the industry relationships of our principals on a day-to-day basis. Mr. Costigan has developed relationships through his production experience on both the studio and independent production sides of the motion picture industry. Cameron Lamb has relationships through his experience in the media sector and television production arena. Mark Pearson will assist us in structuring any financing required by us and in managing the day-to-day financial aspects of our various production projects.

Production Criteria
FNE will operate within the following key areas of production.

o Writer's Fund (Original Material): FNE shall create a Writers Fund. Five writers each year will be contracted to generate two original screenplays during their term. Each script will be under option to FNE for a period of 18 months, with the option to renew. FNE will maintain the rights to each script as Executive Producers in perpetuity.

o Development Fund : A development fund will be established to option and develop properties primarily into screenplays. FNE will also option screenplays or other source material for packaging with directors and/or star casting. This fund will allow FNE to maximize the value of a property and take it to the stage where the most advantageous deal can be negotiated.

o Independent Movies: FNE will attempt to wholly finance movies with a budget up to $2m. These movies will exploit emerging talent for projects with niche market appeal. FNE's production of independent movies will allow it to retain all ancillary rights (e.g. DVD, music soundtracks, foreign sales and merchandising)

o Low Budget Features: FNE will produce movies with budgets up to $6m. These movies will be packaged with star directors and talent. Financing will either be:

     a)   Solely FNE
     b) In partnership with third party financiers/investors and foreign pre sales.
     c)   A combination of the above.

o Studio Pictures: FNE will have two formulas for studio pictures with budgets greater than $6m:

     a) FNE will finance development through the script stage and then lay off all further costs to the studio or third party financier (we will designate a fund for such development). The third party financier will assume all production costs as well as all further print and advertising costs, including marketing and promotion.

     b) For larger budget studio pictures, or where rights and/or scripts exceed $500,000, FNE will sell properties to studios without incurring development costs. In such cases, we will function solely as a producer, participating in production and ancillary fees, however with different back end definitions.

o Titles and Branded Entertainment: FNE will actively seek to acquire established international titles (television remakes, family properties, comic book, literary, sequel opportunities and music) and properties to develop for motion picture release. Titles will further be selected for their merchandising appeal consistent with FNE's strategy of securing annuity type income streams. We will not be in a position to commence this activity until funds from the offering become available.

Production cycle
Typically the production cycle can be broken down into four major phases:

1. Development - Optioning material, rewrites, attaching directors and lead cast. There is no typical time frame associated with this step.
2. Preproduction - This phase includes budgets, casting, storyboards, wardrobe and permits. A four to six week time frame typically applies.
3. Production - This phase is the actual filming of the feature. A six to eight week time frame typically applies.
4. Postproduction - Editing and attaching musical scores. This final phase generally takes four to six weeks.

Costs are incurred at all stages of the production process. Under GAAP all costs directly associated with the production are treated as deferred costs. These deferred production costs are expensed against revenue streams at the time revenues are earned.

Our intention is to fund the production of feature films internally. If, however, we receive less than the maximum under the offering, we would need to consider third party financing. Under this scenario we would need to complete development of the property before we could approach such financiers. We anticipate costs of approximately $100,000 per property would need to be incurred to reach this stage.

Sales and Distribution
FNE will look to the traditional film markets and festivals as the main platform to present our product to distributors. We will be working to a production schedule focused on participation in the most appropriate venue for selling each individual feature film. Further, by consistently scheduling our production output around specific market dates, we will be able to increase control over our cash flow. FNE will retain a foreign sales representative to sell our products at the major markets and maximize distribution throughout international territories. FNE will also work in collaboration with an industry publicist to further build the profile of our films during the sales period. Sales representation costs will form part of the production budget for each film. Festivals will be the marketplace for both foreign and domestic sales. These festivals and markets include: Sundance Film Festival, The Berlin International Film Festival, Festival'de Cannes General Delegate, Toronto International Film Festival Group (TIFFG) and the American Film Market (AFM).

Revenue cycle
We aim to market our films at the major film festivals as noted above. The majority of revenues will be realized at the time a distributor is signed. Depending on our participation in the film we will be able to negotiate a share of ancillary rights that allow for ongoing participation in all future revenue generated by the film. Future revenues will include DVD/Video, cable and TV programming. The level of financial participation will affect our ability to negotiate. The greater the participation, the greater will be our participation in these revenue streams.

Based on our anticipated production cycle and the scheduled timing of the film festivals, the time period between commencing production of the film and realizing revenues could be as long as seven months. The company will be required to fund cash flow for this period.

Overhead structure
Our  overheads  structure  can be  broken  down  into  three  major  categories:
Corporate expenses, Writers and Development costs, and Employee costs.

Corporate expenses
This category includes allowances for compliance costs (including accountancy, legal, audit and stock exchange fees) and typical day to day running expenses (including travel, utilities, insurances and office rental). Overhead costs will be expensed as incurred.

Costs associated with our writer's fund
During our first 18 months we will be contracting 5 writers annually to produce 2 original screenplays per year. For the purpose of our revenue model all expenses associated with the writers fund have been expensed as incurred. None of these expenses have been capitalized or deferred as allowed under GAAP for material that will be developed further. This conservative treatment of these costs has been adopted to reflect the uncertainty regarding the marketability of the material developed.

The level of overheads ultimately incurred by the company is dependant on the scale of operations subsequently undertaken. As stated elsewhere in this document the level of offering proceeds will determine the scale of operations.

Employees
As of December 21, 2004, we have 3 employees, Cameron Lamb (Director), Mark Pearson (Director) and Nicholas Banks (Production Assistant). We have never had a work stoppage, and no employees are represented under collective bargaining agreements. We consider our relations with our employees to be good. We expect to retain personnel in the following roles, once pre-production of our first project has begun: Michael Costigan - Director and President and a Senior Production Assistant. We will retain such other personnel as may be required from time to time for each production project and to match the operational requirements of the business.


                             DESCRIPTION OF PROPERTY

We do not currently own or lease any property. We currently use office space located at The Jim Henson Company, 1416 La Brea, Los Angeles CA 90028. These facilities are currently leased by our Officer and Director, Mr. Michael Costigan's company Corduroy Films. We do not pay Corduroy Films any rent for these facilities. We intend to transfer the rights and obligations under the lease on these offices from the name of Corduroy Films to Friday Night Entertainment Corporation as soon as practical following the raising of sufficient funds. Due to the nature of the current arrangement with the Jim Henson Company, we do not anticipate any costs will be incurred in the transfer process.

Annual rental on office space will be $45,000; a security deposit of $7,500 by way of cash or guarantee will be required. The current lease is under a month to month arrangement. During our initial twelve months of operation, FNE will only enter into short term lease periods not exceeding six months.


                                LEGAL PROCEEDINGS

Neither our parent company, our subsidiary, nor any of their properties, is a party to any pending legal proceeding. We are not aware of any contemplated proceeding by a governmental authority. Also, we do not believe that any director, officer, affiliate, any owner of record or beneficially of more than five percent of the outstanding common stock, or security holder, is a party to any proceeding in which he or she is a party adverse to us, or has a material interest adverse to us.

                   MANAGEMENT DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about our executive officers and directors

Name                  Age     Position
----                  ---     --------

Cameron Lamb          26      Chief Executive Officer and Chairman of the Board
                              of Directors
Michael Costigan      36      President and Director
Mark Pearson          37      Chief Accounting  Officer, Director and Secretary

Cameron has a vast array of experience in the media industry from operations to management. Cameron began work with the Nine Network of Australia (specifically Channel Nine South Australia) on a part time basis from the age of 15, for a period of 3 years working 18 hours per week between 1993 to 1995, followed by a full time position during 1996. During this time he made the transition from sound technician to field camera operator within the news room, gaining significant experience in all aspects of the industry including production. Cameron went on to successfully meet the requirements of a Business Communication degree majoring in Marketing and Advertising, during which time he further honed his skills serving as head studio camera operator for one year. This was followed by the role of floor manager of the studio for the live daily 5:30pm news service for Channel Nine Queensland's Gold Coast on a part time, five day a week basis.

During 1999, Cameron held a management position at Audience Development Australia Pty Ltd., a television research company, that functioned within a monopolistic environment. Audience Development Australia conducts specific quantitative and qualitative research for high-end television programming. While there, Cameron facilitated the reporting of research to clients. Specifically, he evaluated concepts at the development stage through the assistance of audience research. This time, aiding in the development of his intuitive insight into the audience, in conjunction with program tastes and commerciality.

Cameron's next position was for four years with Banksia Entertainment Pty Ltd, an entertainment company. During his employment from 2000 through 2002, Cameron was the lead in a start-up Above-the-Line advertising agency by the name of Oil Pty Ltd, whose largest clients were in the media arena (specifically Publishing & Broadcasting Ltd). Oil had 12 employees during Cameron's time at the company with revenues of $1.4M. He also played a key role in Banksia Productions Pty Ltd. Banksia Productions is a leading producer of children's Television in Australia who distribute their product to the international market. Through the course of 2002 and 2003 , he played an integral role in setting up an Australian alliance between an international group, Media Review International Pty Ltd. MRI watermarks and reports everything that airs on broadcast television within Australia. MRI is internationally partnered with Teletrax Limited based in the United Kingdom, whose parent company is Media Link Inc which is a NASDAQ listed company. MRI is also partnered with the Dutch based Philips Electronics who have supplied the technology. The businesses clients include media buyers, music publishers, government statutory bodies, feature film producers, and television producers. During this period Cameron was also involved in business development for Banksia Entertainment, specifically focusing on activities in television and radio broadcasting, along with services to the media and entertainment industry.

Cameron has demonstrated experience in the management of Media and Production businesses. Such experience will prove to be essential given the start-up nature of FNE. His experience will also be valuable to the ongoing management of development and production efforts and day-to-day negotiations with the major motion picture distributors.

Michael Costigan is our President and Director. He is a graduate of Brown University, and was cited by Hollywood Reporter's "Next Generation" issue. Michael is presently in post production on the feature film Brokeback Mountain, which stars Heath Ledger (A Knight's Tale, Monsters Ball), Jake Gyllenhaal (Day After Tomorrow), and is being directed by Ang Lee (Crouching Tiger, Hidden Dragon, Sense and Sensibility, The Ice Storm). It is a love story based on Annie Proulx's (The Shipping News) short story. The screenplay is by Larry McMurtry & Diana Ossana, who wrote classic, best-selling novels and films including Hud, Last Picture Show, Lonesome Dove, and Terms of Endearment. Mr. Costigan renders contractual non-exclusive duties during the post production of Brokeback Mountain to Focus Features, primarily entailing viewing the screening of various cuts of the film. The film will be completed by February 2005, relieving Mr. Costigan from any further contractual agreements to the film and the studio Focus Features. The film will be released by Focus Features, with an expected Fall 2005 release.


Previously, Michael spent nine years at Columbia Pictures, four years of which he was Executive Vice President of Production, and for three years was Vice
President, Production. During that time he acquired, developed, and supervised all aspects of production for films including "Charlie's Angels", "Snatch", "The
People Versus Larry Flynt", "Cruel Intentions", "To Die For", "Gattaca", "Bottle
Rocket", "The Tailor of Panama", "The Craft", and "Stuart Little".

Michael also acquired the screenplay for "Fifty First Dates", which was released in 2004 and starred Adam Sandler and Drew Barrymore. He also acquired and developed "About Schmidt", which Alexander Payne wrote and directed, and starred
Jack Nicholson, which was released in 2002.

Mark Pearson is our Chief Accounting Officer, Director and Secretary. Mark is a seasoned finance professional with over 17 years of financial, management and operational experience.

Between 1989 to 1996 Mark worked with Ernst & Young in Sydney Australia. Mark achieved the level of Senior Manager; his portfolio of clients provided him with considerable exposure to audit, taxation, due diligence, and strategic business planning issues.

Mark subsequently accepted a position as the General Manager of Finance for Wideline Pty Limited, a medium sized manufacturing operation located near Sydney
- Australia. Between 1996 and 2000, Mark gained considerable commercial experience at an executive level. Mark's key responsibilities included cash flow management, systems development and implementation and all statutory compliance matters. Additionally, during this period Mark undertook extensive postgraduate studies in the areas of management, finance, and law.

Between  2001 to 2004 (until  October 22,  2004),  Mark was employed by Cordukes
Limited,  an ASX listed public company.  Mark served as Chief Financial  Officer and Company Secretary and was responsible for all financial, administrative, and compliance matters. His key  responsibilities  included liaison with the ASX and
investors,    cash    flow    management,    treasury    operations,    business
planning/forecasting, and the financial evaluation of business alternatives.

Mark's combination of commercial, operational, and academic qualifications will enable him to provide Friday Night Entertainment with astute financial advice.

                             EXECUTIVE COMPENSATION

The following tables set forth information concerning annual and long-term compensation, on an annualized basis for the 2004 and 2005 calendar years, for our Chief Executive Officer and for each of our other executive officers (the
"Named Executive Officers") whose compensation on an annualized basis is anticipated to exceed $100,000 during calendar year 2005.

                                         SUMMARY COMPENSATION TABLE - 2004

--------------------- ------- --------- ------- -------------- ---------------- ------------ --------------
Name and              Fiscal    Annual   Stock    Underlaying       Restricted   Securities   Compensation
position                Year    Salary   Bonus   Compensation   Options/awards    All other
--------------------- ------- --------- ------- -------------- ---------------- ------------ --------------
Cameron Lamb            2004    45,000       0              0                0            0              0
CEO/Director
--------------------- ------- --------- ------- -------------- ---------------- ------------ --------------
Michael Costigan        2004   120,000       0              0                0            0              0
President/Director
--------------------- ------- --------- ------- -------------- ---------------- ------------ --------------
Mark Pearson            2004    10,000       0              0                0            0              0
CFO/Director
--------------------- ------- --------- ------- -------------- ---------------- ------------ --------------

The salaries for fiscal 2004 will have been paid or accrued as at December 31, 2004. The amount for Mr. Costigan was paid under the consulting agreement details of which are disclosed elsewhere in this document.

                                       22

                                         SUMMARY COMPENSATION TABLE - 2005

--------------------- ------- --------- ------- -------------- ---------------- ------------ --------------
Name and              Fiscal    Annual   Stock    Underlaying       Restricted   Securities   Compensation
position                Year    Salary   Bonus   Compensation   Options/awards    All other
--------------------- ------- --------- ------- -------------- ---------------- ------------ --------------
Cameron Lamb            2005   350,000       0              0                0            0              0
CEO/Director
--------------------- ------- --------- ------- -------------- ---------------- ------------ --------------
Michael Costigan        2005   600,000       0              0                0            0              0
President/Director
--------------------- ------- --------- ------- -------------- ---------------- ------------ --------------
Mark Pearson            2005   250,000       0              0                0            0              0
CFO/Director
--------------------- ------- --------- ------- -------------- ---------------- ------------ --------------

The executive compensation shown for fiscal 2005 assumes that the maximum proceeds under the offering are received and that the second raising is also successful in facilitating a full production schedule. Should the level of capital raised be less than the maximum, the resulting levels of executive compensation will be reduced accordingly so as not to adversely impact on the ongoing viability of the company.


Compensation of Directors
Our directors will not receive compensation for services provided as a member of our Board of Directors or any committee thereof, but directors may be reimbursed for certain expenses in connection with attendance at Board and committee meetings.

Executive Compensation
We presently have not negotiated any employment agreements with our management personnel to retain their services, but we will enter into service contracts with our three officers as soon as funding is secured.


                                  STOCK OPTIONS

To date, we have not granted any stock options to directors and officers. The following table sets forth information with respect to stock options granted to the Named Executive Officers during fiscal years 2003 and 2004:


                      OPTION GRANTS IN FISCAL 2003 AND 2004
                             (INDIVIDUAL GRANTS)(1)


         NUMBER OF                % OF TOTAL OPTIONS
         SECURITIES UNDERLYING    GRANTED TO EMPLOYEES IN   EXERCISE  EXPIRATION
NAME     OPTIONS GRANTED          FISCAL                    PRICE     ATE
                                  2003 AND 2004
                                  -------------
None


                             PRINCIPAL STOCKHOLDERS

To the knowledge of our directors and executive officers, the following are the only persons beneficially owning, directly or indirectly, or exercising control or direction over more than 5% of voting rights attached to the shares of our common stock both prior to the Offering and after giving effect to the Offering and the exercise of the options being registered in this Registration Statement:


                       -----------  Prior to the Offering  -----------   ------------------  After the Offering  ------------------
--------------------- --------- ------------- ----------- ------------- --------------- --------------- ------------ ---------------
Holders               Common    % of Common    Number of  % of           Common Shares   % of Common     Number of    % of Preferred
                      Shares    Shares (Non    Preferred  Preferred                      Shares (Non     Preferred    Shares (Non
                                Diluted/Fully  Shares(3)  Shares (Non                    Diluted/Fully   Shares (3)   Diluted/Fully
                                Diluted)                  Diluted/Fully                  Diluted)                     Diluted)
                                                          Diluted)                        (1)                          (1)
--------------------- --------- ------------- ----------- ------------- --------------- --------------- ------------ ---------------
Cameron Lamb (2)      1,785,000     27.9%       425,000      42.5%         1,785,000        21.4%          425,000        42.5%
--------------------- --------- ------------- ----------- ------------- --------------- --------------- ------------ ---------------
Michael Costigan (2)  1,785,000     27.9%       425,000      42.5%         1,785,000        21.4%          425,000        42.5%
--------------------- --------- ------------- ----------- ------------- --------------- --------------- ------------ ---------------
Mark Pearson (2)        630,000     9.85%       150,000      15.0%           630,000        7.5%           150,000        15.0%
--------------------- --------- ------------- ----------- ------------- --------------- --------------- ------------ ---------------


     1. Assuming the Maximum Offering is fully subscribed for and all of the outstanding Options are exercised.
     2.   Includes  common  shares held  indirectly by the directors as follows:
          Cameron Lamb's shares are held by Charlotte and Jackson, Inc.; Michael Costigan's shares are held by Corduroy Films Inc.; and Mark Pearson's shares are held by MJP Holdings, Inc. .
     3. Each preferred share carries 50 votes per share in annual and special meetings.

On a non-diluted/fully diluted basis. "Fully diluted" means that all outstanding options and other convertible securities have been exercised. Messrs. Lamb, Costigan and Pearson also hold 1,000,000 Series "A" preferred shares as follows:
425,000,425,000 and 150,000, respectively, which are not included for calculation purposes since there are no exercise rights for such shares. Each Series A preferred share carries 50 votes in general and special meetings.


                                    DILUTION

After giving effect to the sale of 1,000,000 shares of our common stock (less estimated expenses of this offering), our pro forma net tangible book value attributable to the holders of the shares of our common stock at September 30, 2004 was $0.71 per share, representing an immediate increase in net tangible book value of approximately $0.65 per share to the existing stockholders and an immediate dilution of $4.29 per share to the new investors.

Furthermore, after giving effect to the sale of 1,000,000 shares of our common stock to the new investors in this offering, such investors will hold 13.6 % of our outstanding shares of common stock and will have contributed 93% of the consideration.


A table detailing the dilutionary effect of principal stock holders has been provided under "Principal Stockholders".

 Fully Diluted Share Capital

The following table sets forth our issued and outstanding share capital, on both a non-diluted and a fully-diluted basis under various scenarios after the Offering.

Amount raised under offering                 $900,000                             $2,000,000
                              ------------------------------------   ------------------------------------
                                          Post Offering                          Post Offering
                                  Common    warrants/     % voting       Common    warrants/     % voting
                                  Shares      options        stock       Shares      options        stock
                              ----------   ----------   ----------   ----------   ----------   ----------
Current shareholders           6,395,000      950,000         97%     6,395,000      950,000          94%
Purchase under the offering      180,000         --            3%       400,000         --             6%
                              ----------   ----------                ----------   ----------
                               6,575,000      950,000                 6,795,000      950,000

Fully diluted                  7,525,000                     100%     7,745,000                      100%

Net book value/common share   $    0.169                             $    0.325


Price per common share             $5.00                                  $5.00
Dilution for new shareholders      $4.83                                  $4.67



Amount raised under offering                $3,000,000                            $5,000,000
                              ------------------------------------   ------------------------------------
                                          Post Offering                          Post Offering
                                  Common    warrants/     % voting       Common    warrants/     % voting
                                  Shares      options        stock       Shares      options        stock
                              ----------   ----------   ----------   ----------   ----------   ----------

Current shareholders           6,395,000      950,000          91%    6,395,000     950,000           86%
Purchase under the offering      600,000        --              9%    1,000,000        --             14%
                              ----------   ----------                ----------   ----------
                               6,995,000      950,000                 7,395,000      950,000

Fully diluted                  7,945,000                      100%    8,345,000                      100%

Net book value/common share   $    0.459                             $    0.705


Price per common share             $5.00                                  $5.00
Dilution for new shareholders      $4.54                                  $4.29



                              SELLING STOCKHOLDERS

Of the  2,000,000  of our  common  shares to be covered  by this  prospectus,  a maximum of 1,000,000 shares are being offered by us and the remaining  1,000,000 are being  offered by our option  security  holders  (950,000) and a shareholder
(50,000).  The 950,000  shares are  issuable  upon  exercise of options  held by
Waldwick  Investments  Limited  (450,000  options)  and Barr Eden  Family  Trust
(500,000 options).  The 50,000 shares are held by Andrew Banks & Associates Pty.
Ltd. None of the selling stockholders are broker-dealers or affiliates of broker
-dealers.

The following table sets forth the name of each selling security holder, the number of shares of common stock beneficially owned by the selling security holders as of December 21, 2004, and the number of shares being offered by each selling security holder.


                                   Shares of Common    Percent of Common    Shares of Common      Number of Shares   Percent
Name of Selling                    Stock Owned Prior   Shares Owned Prior   Stock to be sold in   owned after        of shares owned
Stockholder                        to the offering     to the offering      the offering (2)      the offering ()    after offering
-------------------------------    ---------------     ---------------      -------------------   --------------     --------------
Barr Eden Family Trust(4)              475,000 (2)           7.4%                500,000 (2)           475,000            5.7%
-------------------------------    ---------------     ---------------      -------------------   --------------     --------------

Waldwick Investments Ltd.(5)(7)        475,000 (3)           7.4%                450,000 (3)           475,000            5.7%
-------------------------------    ---------------     ---------------      -------------------   --------------     --------------

Andrew Banks & Assoc.Pty.Ltd.(6)        50,000               0.8%                 50,000                    0             0.0%
-------------------------------    ---------------     ---------------      -------------------   --------------     --------------

     1. Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold during the offering period. The percentage of shares is based on shares issued and outstanding as of November 9, 2004.

     2. Barr Eden Family Trust also owns 500,000 options which convert into 500,000 shares of our common stock. Such options are being registered in this prospectus and are not included in the amount of shares owned prior to the offering. Barr acquired the options from Fort Street Equity, Inc. for $10,000 under a stock option purchase agreement.

     3. Waldwick Investments Limited also owns 450,000 options which convert into 450,000 shares of our common stock. Such options are being registered in this prospectus and are not included in the amount of shares owned prior to the offering.

     4.   Barr Eden Family Trust is controlled by Robert McLean.

     5.   Waldwick Investments Limited is controlled by Kevin Murray.

     6. Andrew Banks Pty Ltd is controlled by Andrew Banks. Andrew Banks Pty Ltd acquired its shares through the exercise of 50,000 options purchased from Waldwick Investments, Limited. The options were purchased for $125,000, and the options were converted into common shares on payment of $25,000 to us.

     7. Waldwick Investments Limited is the holder of a note payable by us in the amount of $125,000. The note bears interest at 4% per annum and is repayable by October 30, 2009.

Our non-affiliate selling shareholders will sell at a fixed price per share until our shares are quoted on the OTC Bulletin Board (or any other specified market). Thereafter, such selling shareholders shall sell at prevailing market prices or privately negotiated prices.

                         SHARES ELIGIBLE FOR FUTURE SALE

As of December 21, 2004, there are no shares of Common Stock currently issued and outstanding which are freely tradable without restrictions under the Securities Act. In general, under Rule 144 as currently in effect, any of our affiliates and any person (or persons whose sales are aggregated) who has beneficially owned his or her restricted shares for at least one year, is entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of our then outstanding shares of common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding such sale. Sales under Rule 144 also are subject to certain limitations on manner of sale, notice requirements, and the availability of current public information about us. Our non-affiliates who have held their restricted shares for two years are entitled to all their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale. Shares held by shareholders who were promoters or affiliates of the blank check company even after a merger with us, may not be sold in reliance on Rule 144. We are not quoted on the OTC Bulletin Board. Following this offering, no predictions can be made of the effect, if any, of future public sales of restricted securities or the availability of restricted securities for sale in the public market. Moreover, we cannot predict the number of shares of our common stock that may be sold in the future pursuant to Rule 144 because such sales will depend on, among other factors, the market price of our common stock and the individual circumstances of the holders thereof. The availability for sale of substantial amounts of our common stock under rule 144 could adversely affect prevailing market prices for our securities.

                              PLAN OF DISTRIBUTION

The offering of a maximum of 1,000,000 of our common shares is being made on a self- underwritten basis by us through our officers and directors who will not be paid any commission or other compensation and without the use of securities brokers. There is no minimum amount that is required to be raised in this offering prior to our use of the offering proceeds. Therefore, there will be no escrow account established for this offering.

Investors in this offering must complete a subscription agreement that is attached to this document as an exhibit. The subscription agreement must be completed in its entirety and signed and delivered to us at our corporate offices.

Currently, we have not established an underwriting arrangement for the sale of these shares. Our officers and directors will be the only persons that will conduct the direct public offering. They intend to offer and sell the shares in the primary offering through their business and personal contacts. There is a possibility that no proceeds will be raised or that if any proceeds are raised, they may not be sufficient to cover the cost of the offering.

Our officers and directors are the only persons that plan to sell our shares of common stock. None of them are registered broker-dealers. They intend to claim reliance on Exchange Act Rule 3a4-1 which provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer. Specifically, each of them (i) at the time of sale, will not be subject to a statutory disqualification as that term is defined in section 3(a)39 of the Securities Act; (ii) will not be compensated in connection with his participation in the offering by payment of commissions or other remuneration; at the time of participation in the sale of shares, he will not be an associated person of a broker or a dealer; (iv) pursuant to Rule 3a4-1(a)(4)(ii), each of them will meet all of the following requirements: at the end of the offering, they will perform substantial duties for us, other than in connection with transactions in securities; each of them was not a broker or dealer, or an associated person of a broker or dealer within the last 12 months; and each of them has not participated in, or does not intend to participate in, selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph(a)(4)(i) or (iii) of Rule 3a4-1.

The selling security holder offering will run concurrently with the primary offering. The selling security holders may sell some or all of their shares immediately after they are registered. There is no restriction on the selling security holders to address the negative effect on the price of your shares due to the concurrent primary and secondary offering. In the event that the selling security holders sell some or all of their shares, which could occur while we are still selling shares directly to investors in this offering, trading prices for the shares could fall below the offering price of the shares. In such event, we may be unable to sell all of the shares to investors, which would negatively impact the offering. As a result, our planned operations may suffer from inadequate working capital.

The selling option holders shares may be sold or distributed from time to time by the selling stockholders or by pledges, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers, or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o    ordinary brokers transactions, which may include long or short sales,
o transactions involving cross or block trades on any securities or market where our common stock is trading,
o purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, "at the market" to or through market makers, or into an existing market for the common stock,
o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
o    any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. A "short sale" is defined as a sale of a security that the seller does not own or has not contracted for at the time of sale, and that the seller must borrow to make delivery.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees. Such expenses are estimated to be approximately $130,000.

We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

Notwithstanding the above, our non-affiliate selling shareholders will sell at a fixed price per share until our shares are quoted on the OTC Bulletin Board (or any other specified market). Thereafter, such selling shareholders shall sell at prevailing market prices or privately negotiated prices.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 11, 2004, we issued 4,500,000 shares of our common stock and issued 1,000,000 shares of our restricted Series "A" preferred shares, to Clam Entertainment Pty Ltd., a corporation controlled by Cameron Lamb, our officer and director, in consideration for all of the issued and outstanding stock of Friday Night Entertainment Pty Ltd. The issuance was valued at $.06 per share or $347,600 in the aggregate. Clam Entertainment Pty Ltd acquired all rights and title to the four movie scripts from Banksia Entertainment Pty Ltd, an Australian corporation controlled by Cameron Lamb's family for a consideration equal to the scripts original cost of $347,600. The scripts were written and developed by Banksia between January 1997 and December 1999. The costs incurred by Banksia in developing the scripts included salaries, research expenses and overhead recovery costs. Clam Entertainment Pty Ltd, which is a non trading holding company. Clam Entertainment Pty Ltd then transferred to our directors and officers, Messrs. Lamb, Costigan and Pearson, 1,785,000 ,1,785,000 and 630,000 common shares and 425,000, 425,000 and 150,000 preferred series "A" shares, respectively.

Clam Entertainment Pty Ltd. is an Australian private company that is 100% owned by the Cameron John Lamb Trust.

On June 1, 2004, we entered into a Consulting Agreement with Corduroy Films, Inc., a company owned by Michael Costigan, our President and director. The Consulting Agreement provides that Mr. Costigan will provide advisory and consulting services to the Company for a term of six (6) months, in exchange for compensation in the amount of $20,000 per month. The Consulting Agreement expired on 30 November 2004. The company has not yet entered into an employment agreement with Mr Costigan but intends to do so following funds becoming available under this offering.

Waldwick Investments Limited, a company owned by Mr. Kevin Murray owned 7.4% of our common stock prior to the acquisition of Friday Night Entertainment Pty. Ltd. and also holds 450,000 options.

Between June 22, 2004, and July 31, 2004, we issued a total of 310,000 common shares at a price of $0.50 per share to two corporations controlled by family members of Cameron Lamb. Specifically, we issued 230,000 shares to Banksia Entertainment Pty Ltd., a company controlled by John William Lamb, Cameron Lamb's father. In addition, we issued 80,000 shares to Stuff & Bits `n Pieces Pty Ltd., a company controlled by Stewart Lamb, Cameron Lamb's brother. We believe that the shares where issued at a fair price as would have been made with any interested unaffiliated parties.

The terms of all of the transactions entered into with the above related parties are the same as we would have negotiated with an outside party in an arms length transaction.


                            DESCRIPTION OF SECURITIES

The following is a description of the material terms our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

Common Stock
We are presently authorized to issue 50,000,000 shares of $.001 par value common stock. At December 21, 2004, we had 6,395,000 shares of common stock outstanding. The holders of our common stock are entitled to equal dividends and distributions when, as, and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other of our securities, except for outstanding options described above. Upon liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non- assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Preferred Stock
We are authorized to issue up to 5,000,000 shares of $.001 par value preferred stock. At December 21, 2004, we have issued 1,000,000 series "A" preferred shares as follows: Cameron Lamb - 425,000; Michael Costigan - 425,000 and Mark Pearson - 150,000. Each of the preferred shares carry no dividend rights, no liquidation rights, no pre-emptive rights, no exercise rights and no redemption rights but carry 50 votes in general and special meetings. The remaining 4,000,000 preferred shares have not been issued. Under our Certificate of Incorporation, the Board of Directors will have the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and to issue the preferred stock in one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and exercise rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of our company without further shareholder action and may adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.

Options
On May 24, 2004, we issued a total of 1,000,000 options. 500,000 options each to Waldwick Investments, Limited and Fort Street Equity, Inc. for a total consideration of $10,000 or $0.01 per option. The stock was issued to Waldwick Investments, Limited and Fort Street Equity, Inc. prior to our transaction with Friday Night Entertainment Pty Ltd. There is no relationship between those entities and our officers and directors. Each option provides the option holder the right to purchase one share of our common stock at the greater of : (1) a 40% discount from the average closing bid price of our common stock on a public exchange during the 10 trading days immediately prior to the exercise of the option or (2) $.50 per share. The options can be exercised at any time until December 31, 2005. On October 30, 2004, Fort Street Equity Inc. sold all of its options to Barr Eden Trust. On November 1, 2004, Waldwick Investments Limited sold 50,000 options to Andrew Banks & Associates Pty. Ltd. Immediately after such sale, Andrew Banks & Associates Pty. Ltd. exercised the 50,000 options at a price of $0.50 and received 50,000 shares of our common stock.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Previous Independent Auditors

We initially engaged SF Partnership, LLP ("SF Partnership") as our independent auditors. The Registration Statement on Form SB-2 submitted to the SEC on August 17, 2004, contained audited financial statements for the fiscal periods ended December 31, 2003, and 2002, and the report of SF Partnership as our independent auditors dated July 15, 2004.

The report of SF Partnership on the financial statements for the periods ended December 31, 2003, and 2002, contained a qualification related to our ability to continue as a going concern.

For the fiscal periods ended December 31, 2003, and 2002, and any subsequent interim periods preceding the dismissal of SF Partnership, there were no disagreements with SF Partnership on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of SF Partnership, would have caused them to make reference in their report on the financial statement for such periods; and there were no reportable events.

Upon review of the initial Registration Statement on Form SB-2, the SEC interpreted Article 2 to Regulation S-X to require that the audit report on the financial statements of a domestic registrant be rendered ordinarily by an auditor licensed in the United States. SF Partnership was not licensed in the United States.

As such, in order to proceed with the finalization of the Registration Statement on Form SB-2, effective October 25, 2004, we dismissed SF Partnership as our independent auditors. The decision to change independent auditors was recommended and approved by our board of directors.

We have provided SF Partnership  with a copy of these  disclosures.  Attached as
Exhibit 16 to this Form SB-2 is a copy of SF Partnership's letter stating its agreement with such statements.

   Current Independent Auditors

We engaged Davis Accounting Group P.C. ("Davis Accounting") to act as our independent auditors, effective October 25, 2004. During our two most recent fiscal years and any subsequent interim period prior to engaging Davis Accounting, we have not consulted Davis Accounting regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and Davis Accounting did not provide either a written report or oral advice to us that Davis Accounting concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was either the subject of a disagreement or a reportable event. Davis has not provided due diligence services in connection with proposed and/or consummated investment transactions by us.

For the period ended June 30, 2004, our present auditor, Davis Accounting Group P.C. has issued a going concern opinion.

                                 TRANSFER AGENT

The Transfer Agent and Registrar for our common stock is Brookhill Stock Transfer, 1192 Draper Parkway, #511, Draper, UT 84020-9095. Its telephone number is (801) 619-0889.

                                     EXPERTS

The financial statements included in this prospectus have been audited by Davis Accounting Group P.C., independent auditors, as stated in their report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion and includes an explanatory paragraph referring to our recurring losses from operations which raise substantial doubt about our ability to continue as a going concern), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

The validity of our common shares offered will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey 07726.

                     FRIDAY NIGHT ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                      INDEX TO INTERIM FINANCIAL STATEMENTS
                   FOR THE PERIOD FROM INCEPTION (MAY 5, 2004)
                           THROUGH SEPTEMBER 30, 2004



Interim Financial Statements-

   Balance Sheets as of September 30, 2004 (unaudited) and
      June 30, 2004 (audited)................................................F-2

   Statements of Operations and Comprehensive (Loss) For the
      Three Months Ended September 30, 2004 (unaudited), and Cumulative
      From Inception (May 5, 2004) Through September 30, 2004 (unaudited)....F-3

      Statements of Cash Flows For the Three Months Ended
      September 30, 2004 (unaudited) and Cumulative From Inception
      (May 5, 2004) Through June 30, 2004 (unaudited)........................F-4

   Notes to Interim Financial Statements (unaudited).........................F-5


                     FRIDAY NIGHT ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                             BALANCE SHEETS (NOTE 2)

                                                                  September 30,       June 30,
                                                                       2004             2004
                                                                  -------------    -------------
                                                                   (Unaudited)       (Audited)
   ASSETS

Current Assets:
   Prepaid expenses and other assets                              $        --      $      19,868
                                                                  -------------    -------------

      Total current assets                                                 --             19,868
                                                                  -------------    -------------

Other Assets:
   Entertainment products in development                                347,600          347,600
   Deferred offering costs                                               23,800             --
                                                                  -------------    -------------

      Total other assets                                                371,400          347,600
                                                                  -------------    -------------

Total Assets                                                      $     371,400    $     367,468
                                                                  =============    =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current Liabilities:
   Accounts payable - Related party                               $       6,455    $        --
   Accrued liabilities                                                   23,800             --
                                                                  -------------    -------------

       Total current liabilities                                         30,255             --
                                                                  -------------    -------------

       Total liabilities                                                 30,255             --
                                                                  -------------    -------------

Commitments and Contingencies

Stockholders' Equity:
   Preferred Stock, par value $.001 per share; 4,000,000 shares
      undesignated; no shares issued or outstanding                        --               --
   Series A Preferred Stock, par value $.001 per share;
      designated 1,000,000 shares; issued and
      outstanding 1,000,000 shares                                        1,000            1,000
   Common Stock, par value $.001 per share;
      authorized 50,000,000 shares; issued and
      outstanding 6,345,000 shares as of September 30, 2004,
      and 6,265,000 shares as of June 30, 2004                            6,345            6,265
   Additional paid-in capital                                           505,255          465,335
   Accumulated other comprehensive (loss)                                (1,068)          (1,068)
   (Deficit) accumulated during the development stage                  (170,387)        (104,064)
                                                                  -------------    -------------

      Total stockholders' equity                                        341,145          367,468
                                                                  -------------    -------------

Total Liabilities and Stockholders' Equity                        $     371,400    $     367,468
                                                                  =============    =============


               The accompanying notes to financial statements are
                    an integral part of these balance sheets.

                     FRIDAY NIGHT ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
           STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) (NOTE 2)
                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004,
                   AND CUMULATIVE FROM INCEPTION (MAY 5, 2004)
                           THROUGH SEPTEMBER 30, 2004

                                                  Three Months
                                                      Ended         Cumulative
                                                  September 30,       From
                                                       2004         Inception
                                                  -------------   -------------
                                                   (Unaudited)     (Unaudited)

Revenues:                                         $        --     $        --
                                                  -------------   -------------

      Total revenues                                       --              --
                                                  -------------   -------------

Expenses:
   General and administrative                            66,323         170,387
                                                  -------------   -------------

      Total general and administrative expenses          66,323         170,387
                                                  -------------   -------------

(Loss) from Operations                                  (66,323)       (170,387)

Other Income (Expense)                                     --              --

Provision for income taxes                                 --              --
                                                  -------------   -------------

Net (Loss)                                              (66,323)       (170,387)
                                                  -------------   -------------

Comprehensive (Loss):
   Australian currency translation                         --            (1,068)
                                                  -------------   -------------

Total Comprehensive (Loss)                        $     (66,323)  $    (171,455)
                                                  =============   =============

(Loss) Per Common Share:
   (Loss) per common share - Basic and Diluted    $      (0.010)  $      (0.033)
                                                  =============   =============

Weighted Average Number of Common Shares
   Outstanding - Basic and Diluted                    6,318,913       5,135,201
                                                  =============   =============


               The accompanying notes to financial statements are
                      an integral part of these statements.


                     FRIDAY NIGHT ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENTS OF CASH FLOWS (NOTE 2)
                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004,
                   AND CUMULATIVE FROM INCEPTION (MAY 5, 2004)
                           THROUGH SEPTEMBER 30, 2004

                                                               Three Months
                                                                   Ended          Cumulative
                                                               September 30,         From
                                                                    2004          Inception
                                                               -------------    -------------
                                                                (Unaudited)      (Unaudited)
Operating Activities:
   Net (loss)                                                  $     (66,323)   $    (170,387)
   Adjustments to reconcile net (loss) to net cash (used in)
     operating activities:
      Changes in net assets and liabilities-
        Prepaid expenses and other assets                             19,868             --
        Accounts payable - Related party                               6,455            6,455
        Accrued liabilities                                           23,800           23,800
        Other assets                                                 (23,800)         (23,800)
                                                               -------------    -------------

Net Cash (Used in) Operating Activities                              (40,000)        (163,932)
                                                               -------------    -------------

Financing Activities:
   Proceeds from issuance of stock options                              --             10,000
   Proceeds from sale of common stock                                 40,000          155,000
                                                               -------------    -------------

Net Cash Provided by Financing Activities                             40,000          165,000
                                                               -------------    -------------

Effect of Exchange Rate Changes on Cash                                 --             (1,068)
                                                               -------------    -------------

Net Increase (Decrease) in Cash                                         --               --

Cash - Beginning of Period                                              --               --
                                                               -------------    -------------

Cash - End of Period                                           $        --      $        --
                                                               =============    =============

Supplemental Disclosure of Cash Flow Information:
   Cash paid during the period for:
      Interest                                                 $        --      $        --
                                                               =============    =============
      Income taxes                                             $        --      $        --
                                                               =============    =============


   During the period the Company acquired entertainment products in development in the amount of $347,600 for the issuance of 1,000,000 shares of Series A Preferred stock and 4,500,000 shares of Common stock, respectively.


               The accompanying notes to financial statements are
                      an integral part of these statements.

                     FRIDAY NIGHT ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)


(1)      Summary of Significant Accounting Policies

   Basis of Presentation and Organization

Friday Night Entertainment Corporation ("FNE" or the "Company") is a Nevada corporation in the development stage of producing motion picture films for theatrical release and distribution. The accompanying financial statements of FNE were prepared from the accounts of the Company under the accrual basis of accounting in United States dollars. In addition, the accompanying financial statements reflect the completion of a reverse merger between Friday Night Entertainment Corporation and Friday Night Entertainment (Australia) Pty Ltd. ("FNE Australia"), which was effected on June 10, 2004.

Prior to the completion of the reverse merger, FNE (formerly Lunettes, Et Al, Inc.) was a dormant corporation with no assets or operations (essentially since its incorporation date of July 31, 2001).

FNE Australia was organized as an Australian private company on May 5, 2004, and subsequently acquired four film scripts at historical cost from a company owned by an officer and director of the Company in exchange for common stock in June 2004. FNE Australia also began operations on May 5, 2004, and prior to September 30, 2004, aside from the acquisition of the four film scripts described above, incurred deferred offering costs, and operating costs and expenses related to its organization as an entity, accounting and tax preparation fees, consulting fees, officer's salary, travel, relocation, and other general and administrative expenses.

Given that FNE Australia is considered to have acquired FNE by a reverse merger through an Exchange Agreement (see Note 4) and currently has voting control of FNE, the accompanying financial statements present the financial position as of September 30, 2004, and the operations for the three month period ended September 30, 2004, and from the inception date (May 5, 2004) through September 30, 2004, of FNE Australia under the name of FNE. The reverse merger has been recorded as a recapitalization of the Company, with the net assets of FNE Australia and the Company brought forward at their historical bases. The costs associated with the reverse merger have been expensed as incurred.

   Unaudited Interim Financial Statements

The accompanying interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions per Item 310(b) of Regulation S-B. Such interim financial statements are unaudited. Accordingly, they do not include all of the information and footnote disclosures required by accounting principles generally accepted in the United States for complete financial statements. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those results. In the opinion of management, all adjustments considered necessary for the fair presentation of interim financial data have been included. Operating results for the three months ended September 30, 2004, are not necessarily indicative of the results that may be expected for the year ending December 31, 2004.

                     FRIDAY NIGHT ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)


   Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

   Revenue Recognition

The Company is in the development stage and has yet to realize any revenues. However, the Company is in the business of producing motion picture films for theatrical release and distribution. As such, it will realize revenues from the theatrical distribution of motion pictures when such motion pictures are exhibited under variable fee arrangements, or when all terms of specific licensing and distribution agreements have been met.

   Film Production and Development Costs

The Company accounts for motion picture film production and development costs under Statement of Position 00-2, Accounting by Producers or Distributors of Films. The Company capitalizes and amortizes film production and development costs using the individual film forecast method. Film production and development costs are amortized to expense in the proportion that the exhibition revenues recognized during the year bear to management's estimate of the total revenues expected over the life of the production.

If film scripts under development have not been set for production within three years, the costs associated with such items are written off to expense.

When an event or change in circumstances indicates that the unamortized cost of a film production exceeds the net recoverable amount, the carrying value of the production is written down to its net recoverable value. The fair value of each film production is determined by management on a title-by-title basis using future revenue estimates and a discounted cash flow approach.

                     FRIDAY NIGHT ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)


   Deferred Offering Costs

The Company defers as other assets the direct, incremental costs of raising capital until such time as the offering is completed, at which time the costs are charged against the capital raised. Should the offering be terminated, the costs are charged to operations during the period in which the offering is terminated. As of September 30, 2004, deferred offering costs amounted to $23,800.

   Impairment of Long-lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed.

   Loss Per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

   Comprehensive Income (Loss)

The Company presents comprehensive income (loss) in accordance with SFAS No. 130, Reporting Comprehensive Income ("SFAS 130"). SFAS 130 states that all items that are required to be recognized under accounting standards as components of comprehensive income (loss) be reported in the financial statements. For the period cumulative from inception (May 5, 2004) through September 30, 2004, the only components of comprehensive (loss) are the net (loss) for the period, and the foreign currency translation adjustment.

   Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes ("SFAS 109"). Under SFAS 109, deferred tax asset and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

                     FRIDAY NIGHT ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)


The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon potential likelihood of realizing the deferred tax asset and taking into consideration the Company's current financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

   Foreign Currency Translation

The Company accounts for foreign currency translation pursuant to SFAS No. 52, Foreign Currency Translation. The Company's functional currency is the Australian dollar. All assets and liabilities are translated into United States dollars using the current exchange rate. Revenues and expenses are translated using the average exchange rates prevailing throughout the year. Translation adjustments are included in other comprehensive income or loss for the period.

   Fair Value of Financial Instruments

The Company has estimated the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of September 30, 2004, the Company did not have any financial instruments requiring the estimate of fair value.

   Stock-Based Compensation

The Company uses the fair value method to account for non-employee stock-based compensation in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, and FASB Emerging Issues Task Force, or EITF, Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. Under the fair value method, all transactions in which goods or services are the consideration received for the issuance of equity instruments shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

                     FRIDAY NIGHT ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)


The Company also uses the fair value method to account for compensation costs for employee stock awards. Under the fair value method, compensation costs for employee stock awards is recognized as the excess, if any, of the deemed fair value for financial reporting purposes of the Company's common stock on the date of grant over the amount an employee must pay to acquire the stock. Compensation cost is amortized over the vesting period using an accelerated graded method in accordance with SFAS Interpretation No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans.

   Concentration of Credit Risk

The Company has adopted SFAS No. 105, Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk ("SFAS 105"). Under SFAS 105, the Company is required to disclose any significant off-balance sheet risks and credit risk concentrations. As of September 30, 2004, the Company did not have any material off-balance sheet risks or credit concentrations.

   Year End of the Company

The operations of the Company commenced on May 5, 2004. As such, the initial fiscal year end shall be December 31, 2004, and for all annual periods thereafter.

   Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of September 30, 2004, and expenses for the three month period ended September 30, 2004, and the period from inception (May 5, 2004) through September 30, 2004. Actual results could differ from those estimates made by management.

(2)      Development Stage Activities and Going Concern

The Company is a motion picture film development and distribution company in the development stage. As of September 30, 2004, the Company had completed organization and reverse merger transactions, the acquisition of four motion picture scripts from an officer and director, the formation of a management team, commenced capital formation activities, and performed other activities related to initial operations. Management of the Company is pursuing various sources of equity financing, and intends to raise approximately $5.0 million through a best efforts self-underwritten public offering of its common stock. The public offering and sale of common stock by officers and directors of the Company will be conducted subsequent to the filing and approval of a Registration Statement on Form SB-2 with the Securities and Exchange Commission ("SEC"). The proceeds from the public offering will be used by the Company for the development and production of the four movie scripts provided by FNE Australia in the reverse merger. The Company also intends to use proceeds from the public offering in order to acquire an option to develop a motion picture to be called "Asphalt Beach," acquire additional motion picture film scripts, and provide working capital for its operations.

                     FRIDAY NIGHT ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)


While management of the Company believes that the Company will be successful in its capital formation and operating activities, there can be no assurance that the Company will be able to raise $5.0 million in equity capital through its planned filing with the SEC and related activities, or be successful in the production, development or distribution of motion pictures that will generate sufficient revenues to sustain the operations of the Company.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplates continuation of the Company as a going concern. The Company has incurred an operating loss since inception, and the working capital of the Company raised through September 30, 2004, has been insufficient to meet its planned business objectives and sustain operations. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)      Entertainment Products in Development

Entertainment products in development is comprised of four film scripts that were acquired from a company owned by an officer and director of the Company at their historical cost of development of $347,600 (allocated evenly to each film script at a cost of $86,900 consisting of payroll costs of $75,565 and related payroll taxes and benefits of $11,335), in exchange for common shares of FNE Australia.

The four film scripts were initially developed by Banksia Entertainment Pty Ltd., a related party (see Note 7), and subsequently acquired by gift by the company owned by an officer and director of FNE as explained above. The scripts are in the development stage and are expected to be in production within the next two years.

The costs of development of the four film scripts specifically include historical labor costs, related payroll taxes, and statutory benefits of a staff of five individuals including an executive producer, creative/program director, producer/researcher, and two staff writers. Each film script required approximately the same amount of time for creation by the staff. The activities undertaken by the staff for the creation of each of the four film scripts included initial creation of storyline, storyline and character discussions, story events and character analysis discussions, re-writes of storyline and character debate, editing of storyline with detailed notation, research, and final summarization.

                     FRIDAY NIGHT ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)


(4)      Common Stock Transactions

   Increase in Authorized Capital

On June 1, 2004, the Company amended its Articles of Incorporation to increase the number of authorized common shares to 50,000,000, and to create 5,000,000 preferred shares. Each class of stock carries a par value of $0.001 per share. The rights of the preferred shares are to be determined at the discretion of the directors.

   Designation of Preferred Shares

On June 2, 2004, the Board of Directors of the Company designated 1,000,000 shares of the Company's authorized stock as Series A preferred shares. The Series "A" preferred shares are non-participating, but carry fifty (50) votes per share at a general meeting of the stockholders. The remaining 4,000,000 preferred shares have not yet been designated.

   Stock Exchange Agreement

On June 10, 2004, the Company entered into a definitive Share Exchange Agreement (the "Exchange Agreement") with FNE Australia whereby the Company acquired all of the issued and outstanding stock of FNE Australia in exchange for 4,500,000 shares of common stock and 1,000,000 shares of Series A preferred stock of the Company. The shares of Series A preferred stock are non-participating, but each share is entitled to fifty (50) votes in a general meeting of the stockholders. As a result of the Exchange Agreement, FNE Australia controls the Company, and has been deemed to have effected a reverse merger for financial reporting purposes.

   Issuances of Stock for Cash

On June 22, 2004, the Company issued 150,000 shares of its common stock for $75,000 in cash to Banksia Entertainment Pty Ltd., a related party (see Note 7).

On June 29, 2004, the Company issued 80,000 shares of its common stock for $40,000 in cash to Stuff & Bits `n Pieces Pty Ltd., a related party (see Note
7).

On July 31, 2004, the Company issued 80,000 shares of common stock for $40,000 in cash to Banksia Entertainment Pty Ltd., a related party (see Note 7).

                     FRIDAY NIGHT ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)


 (5)     Stock Options

On May 04, 2004, the Company issued 1,000,000 stock options (500,000 options to each party) to Fort Street Equity, an unrelated party, and Waldwick Investments Limited, a stockholder of the Company (see Note 10), for the purchase of common stock of the Company, with each option having the right to purchase one common share at the greater of the market price less a discount of 40%, or $0.50. The options issued to the two parties vested immediately and expire on December 31, 2005, and were issued for $10,000 in cash ($5,000 from each party). On October 30, 2004, Fort Street Equity sold all of its options to Barr Eden Family Trust, an unrelated party. Waldwick Investments Limited subsequently sold 50,000 of its options to purchase common stock to Andrew Banks & Associates Pty Ltd., an unrelated party, and loaned the proceeds from the sale of the options to the Company under the terms of a promissory note (see Note 10).

(6)      Income Taxes

The provisions (benefits) for income taxes for the three months ended September 30, 2004, and cumulative from inception (May 5, 2004) through September 30, 2004, were as follows (using a 34 percent effective Federal income tax rate):


                                         Three Months
                                             Ended          Cumulative
                                         September 30,         from
                                              2004           Inception
                                        --------------    --------------

Current Tax Provision:
   Federal-
     Taxable income                     $         --      $         --
                                        --------------    --------------

        Total current tax provision     $         --      $         --
                                        ==============    ==============

Deferred Tax Provision:
   Federal-
     Loss carryforwards                         22,550            57,932
     Change in valuation allowance             (22,550)          (57,932)
                                        --------------    --------------

        Total deferred tax provision    $         --      $         --
                                        ==============    ==============

                     FRIDAY NIGHT ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)


The Company had deferred income tax assets as of September 30, 2004, as follows:

        Loss carryforwards                   $ 57,932
        Less - Valuation allowance            (57,932)
                                             --------

           Total net deferred tax assets      $  --
                                             ========


As of September 30, 2004, the Company had net operating loss carryforwards for income tax reporting purposes of approximately $170,400 that may be offset against future taxable income. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs or a change in the nature of the business. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements for the realization of loss carryforwards as the Company believes there is high probability that the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carry forwards are offset by a valuation allowance of the same amount.

(7)      Related Party Transactions

In May 2004, the Company paid to a former officer and director $10,000 for consulting services rendered.

In June 2004, a company owned by an officer and director of the Company transferred four film scripts in exchange for common shares of FNE Australia. In accordance with Staff Accounting Bulletin Topic 5G, Transfers of Nonmonetary Assets by Promoters or Shareholders, this non-monetary exchange transaction was recorded at the stockholder's historical cost basis, determined under accounting principles generally accepted in the United States, in the amount of $347,600 (see Note 3).

On June 22, 2004, the Company issued 150,000 shares of its common stock for $75,000 in cash to Banksia Entertainment Pty Ltd. ("Banksia"). In addition, on July 31, 2004, the Company also issued an additional 80,000 shares of common stock for $40,000 in cash to Banksia. This entity is an Australian private company controlled by Mr. John William Lamb, the father of an officer and director of the Company.

On June 29, 2004, the Company issued 80,000 shares of its common stock for $40,000 in cash to Stuff & Bits `n Pieces Pty Ltd. This entity is an Australian private company controlled by Mr. Stewart Lamb, the brother of an officer and director of the Company.

                     FRIDAY NIGHT ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)


(8)      Recent Accounting Pronouncements

In January 2003, the FASB issued FASB Interpretation No. 46 Consolidation of Variable Interest Entities, an interpretation of ARB No. 51 ("FIN 46"). The FASB issued a revised FIN 46 in December 2003, which modified and clarified various aspects of the original interpretations. A Variable Interest Entity ("VIE") is created when (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties or (ii) equity holders either (a) lack direct or indirect ability to make decisions about the entity, (b) are not obligated to absorb expected losses of the entity or (c) do not have the right to receive expected residual returns of the entity if they occur. If an entity is deemed to be a VIE, pursuant to FIN 46, an enterprise that absorbs a majority of the expected losses of the VIE is considered the primary beneficiary and must consolidate the VIE. For VIE's created before January 31, 2003, FIN 46 was deferred to the end of the first interim or annual period ending after March 15, 2004. The adoption of FIN 46 did not have a material impact on the financial position or results of operations of the Company.

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments With Characteristics of Both Liabilities and Equity, ("SFAS 150"). This standard requires issuers to classify as liabilities the following three types of freestanding financial instruments:
(1) mandatory redeemable financial instruments, (2) obligations to repurchase the issuer's equity shares by transferring assets; and (3) certain obligations to issue a variable number of shares. The Company adopted SFAS 150 in May 2004. The adoption of SFAS 150 did not have a material impact on the financial position or results of operations of the Company.

In December 2003, the SEC issued Staff Accounting Bulletin No. 104 ("SAB 104"), Revenue Recognition, which supersedes SAB 101, Revenue Recognition in Financial Statements. SAB 104's primary purpose is to rescind the accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21. The Company adopted the provisions of SAB 104, and it did not have a material impact on the financial position or results of operations of the Company.

(9)      Commitments and Contingencies

In June 2004, FNE entered into a consulting contract with an officer and director of the Company to provide financial services through November 30, 2004, for $20,000 per month. As of September 30, 2004, $80,000 had been paid to the officer and director of the Company, representing payment for services for four months. As of December 10, 2004, the officer and director had been paid $120,000 under the consulting contract.

                     FRIDAY NIGHT ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)


(10)     Subsequent Events

On October 31, 2004, the Company borrowed $125,000 from Waldwick Investments Limited, a stockholder of the Company, under the terms of a promissory note (see
Note 5). The promissory note carries an interest rate of four (4) percent per annum, and all interest and principal are due and payable to Waldwick Investments Limited on October 31, 2009.

On November 3, 2004, Andrew Banks & Associates Pty Ltd. exercised 50,000 options to purchase a like number of shares of common stock of the Company (acquired from Waldwick Investments Limited (see Note 5)) for $25,000 in cash.

                     FRIDAY NIGHT ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                          INDEX TO FINANCIAL STATEMENTS
                   FOR THE PERIOD FROM INCEPTION (MAY 5, 2004)
                              THROUGH JUNE 30, 2004




Report of Independent Auditors..............................................F-17

Financial Statements-

   Balance Sheet as of June 30, 2004........................................F-18

   Statement of Operations and Comprehensive (Loss) From Inception
      (May 5, 2004) Through June 30, 2004...................................F-19

   Statement of Stockholders' Equity From Inception (May 5, 2004) Through
      June 30, 2004 ........................................................F-20

   Statement of Cash Flows From Inception (May 5, 2004) Through
      June 30, 2004 ........................................................F-21

   Notes to Financial Statements ...........................................F-22

                         REPORT OF INDEPENDENT AUDITORS




To the Stockholders of
Friday Night Entertainment Corporation:

We have audited the accompanying balance sheet of Friday Night Entertainment Corporation, a Nevada corporation in the development stage, as of June 30, 2004, and the related statements of operations and comprehensive (loss), stockholders' equity, and cash flows for the period from inception (May 5, 2004) through June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Friday Night Entertainment Corporation as of June 30, 2004, and the results of its operations and its cash flows for the period from inception (May 5, 2004) through June 30, 2004, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, is conducting its capital formation activities, has experienced an operating loss since inception, and its working capital is insufficient to meet planned business objectives. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/s/ Davis Accounting Group P.C.

Cedar City, Utah
November 9, 2004

                     FRIDAY NIGHT ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                             BALANCE SHEET (NOTE 2)
                               AS OF JUNE 30, 2004

                                     ASSETS
                                     ------
                                                                     2004
                                                                  ----------
Current Assets:
   Prepaid expenses and other assets                              $   19,868
                                                                  ----------

               Total current assets                                   19,868
                                                                  ----------

Other Assets:
   Entertainment products in development                             347,600
                                                                  ----------

               Total other assets                                    347,600
                                                                  ----------

Total Assets                                                      $  367,468
                                                                  ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                                                                  ----------

Current Liabilities:
   Other current liabilities                                      $     --
                                                                  ----------

               Total current liabilities                                --
                                                                  ----------

               Total liabilities                                        --
                                                                  ----------

Commitments and Contingencies

Stockholders' Equity:
   Preferred Stock, par value $.001 per share; 4,000,000 shares
               undesignated; no shares issued or outstanding            --
   Series A Preferred Stock, par value $.001 per share;
               designated 1,000,000 shares; issued and
               outstanding 1,000,000 shares                            1,000
   Common Stock, par value $.001 per share;
               authorized 50,000,000 shares; issued and
               outstanding 6,265,000 shares                            6,265
   Additional paid-in capital                                        465,335
   Accumulated other comprehensive (loss)                             (1,068)
   (Deficit) accumulated during the development stage               (104,064)
                                                                  ----------

               Total stockholders' equity                            367,468
                                                                  ----------

Total Liabilities and Stockholders' Equity                        $  367,468
                                                                  ==========


               The accompanying notes to financial statements are
                    an integral part of this balance sheet.


                     FRIDAY NIGHT ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
            STATEMENT OF OPERATIONS AND COMPREHENSIVE (LOSS) (NOTE 2)
                   FOR THE PERIOD FROM INCEPTION (MAY 5, 2004)
                              THROUGH JUNE 30, 2004

                                                                           Cumulative
                                                                              From
                                                                 2004      Inception
                                                           -----------    -----------
Revenues:
   Revenues                                                $      --      $      --
                                                           -----------    -----------

               Total revenues
                                                           -----------    -----------

Expenses:
   General and administrative                                  104,064        104,064
                                                           -----------    -----------

               Total general and administrative expenses       104,064        104,064
                                                           -----------    -----------

(Loss) from Operations                                        (104,064)      (104,064)

Other Income (Expense)                                            --             --

Provision for income taxes                                        --             --
                                                           -----------    -----------

Net (Loss)                                                    (104,064)      (104,064)
                                                                          -----------
Comprehensive (Loss):
   Australian currency translation                              (1,068)        (1,068)
                                                           -----------    -----------

Total Comprehensive (Loss)                                 $  (105,132)   $  (105,132)
                                                           ===========    ===========

(Loss) Per Common Share:
   (Loss) per common share - Basic and Diluted             $    (0.032)   $    (0.032)
                                                           ===========    ===========

Weighted Average Number of Common Shares
    Outstanding - Basic and Diluted                          3,224,649      3,224,649
                                                           ===========    ===========


               The accompanying notes to financial statements are
                    an integral part of this balance sheet.


                     FRIDAY NIGHT ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   STATEMENT OF STOCKHOLDERS' EQUITY (NOTE 2)
                   FOR THE PERIOD FROM INCEPTION (MAY 5, 2004)
                              THROUGH JUNE 30, 2004


                                                                                                            Accumulated
                                        Series A                                             Accumulated     (Deficit)
                                     Preferred Stock         Common Stock       Additional      Other        During the
                                  --------------------   --------------------    Paid-in    Comprehensive   Development
           Description              Shares     Amount      Shares     Amount     Capital       (Loss)          Stage        Totals
-------------------------------   ---------   --------   ---------   --------   ---------   -------------   -----------   ---------
Balance - May 5, 2004                  --     $   --     1,535,000   $  1,535   $  (1,535)  $        --     $      --     $    --

Preferred and common stock
   issued for reverse merger
   with FNE Australia             1,000,000      1,000   4,500,000      4,500     342,100            --            --       347,600

Common stock issued for cash           --         --       230,000        230     114,770            --            --       115,000

Stock options issued for cash          --         --          --         --        10,000            --            --        10,000

Australian currency translation        --         --          --         --          --            (1,068)         --        (1,068)

Net (loss) for the period              --         --          --         --          --              --        (104,064)   (104,064)
                                  ---------   --------   ---------   --------   ---------   -------------   -----------   ---------

Balance - June 30, 2004           1,000,000   $  1,000   6,265,000   $  6,265   $ 465,335   $      (1,068)  $  (104,064)  $ 367,468
                                  =========   ========   =========   ========   =========   =============   ===========   =========


               The accompanying notes to financial statements are
                    an integral part of this balance sheet.


                     FRIDAY NIGHT ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF CASH FLOWS (NOTE 2)
                   FOR THE PERIOD FROM INCEPTION (MAY 5, 2004)
                              THROUGH JUNE 30, 2004

                                                                               Cumulative
                                                                                 From
                                                                   2004        Inception
                                                               -----------    -----------
Operating Activities:
   Net (loss)                                                  $  (104,064)   $  (104,064)
   Adjustments to reconcile net (loss) to net cash (used in)
     operating activities:
        Changes in net assets and liabilities-
          Prepaid expenses and other assets                        (19,868)       (19,868)
                                                               -----------    -----------

Net Cash (Used in) Operating Activities                           (123,932)      (123,932)
                                                               -----------    -----------

Financing Activities:
   Proceeds from issuance of stock options                          10,000         10,000
   Proceeds from sale of common stock                              115,000        115,000
                                                               -----------    -----------

Net Cash Provided by Financing Activities                          125,000        125,000
                                                               -----------    -----------

Effect of Exchange Rate Changes on Cash                             (1,068)        (1,068)
                                                               -----------    -----------

Net Increase (Decrease) in Cash                                       --             --

Cash - Beginning of Period                                            --             --
                                                               -----------    -----------

Cash - End of Period                                           $      --      $      --
                                                               ===========    ===========

Supplemental Disclosure of Cash Flow Information:
   Cash paid during the period for:
      Interest                                                 $      --      $      --
                                                               ===========    ===========
      Income taxes                                             $      --      $      --
                                                               ===========    ===========


   During the period the Company acquired entertainment products in development in the amount of $347,600 for the issuance of 1,000,000 shares of Series A Preferred stock and 4,500,000 shares of Common stock, respectively.



               The accompanying notes to financial statements are
                    an integral part of this balance sheet.

                     FRIDAY NIGHT ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2004

(1)      Summary of Significant Accounting Policies

   Basis of Presentation and Organization

Friday Night Entertainment Corporation ("FNE" or the "Company") is a Nevada corporation in the development stage of producing motion picture films for theatrical release and distribution. The accompanying financial statements of FNE were prepared from the accounts of the Company under the accrual basis of accounting in United States dollars. In addition, the accompanying financial statements reflect the completion of a reverse merger between Friday Night Entertainment Corporation and Friday Night Entertainment (Australia) Pty Ltd. ("FNE Australia"), which was effected on June 10, 2004.

Prior to the completion of the reverse merger, FNE (formerly Lunettes, Et Al, Inc.) was a dormant corporation with no assets or operations (essentially since its incorporation date of July 31, 2001).

FNE Australia was organized as an Australian private company on May 5, 2004, and subsequently acquired four film scripts at historical cost from a company owned by an officer and director of the Company in exchange for common stock in June 2004. FNE Australia also began operations on May 5, 2004, and prior to June 30, 2004, aside from the acquisition of the four film scripts described above, incurred operating costs and expenses related to its organization as an entity, accounting and tax preparation fees, consulting fees, officer's salary, travel, relocation, and other general and administrative expenses.

Given that FNE Australia is considered to have acquired FNE by a reverse merger through an Exchange Agreement (see Note 4) and currently has voting control of FNE, the accompanying financial statements present the financial position as of June 30, 2004, and the operations for the period from the inception date (May 5, 2004) through June 30, 2004 of FNE Australia under the name of FNE. The reverse merger has been recorded as a recapitalization of the Company, with the net assets of FNE Australia and the Company brought forward at their historical bases. The costs associated with the reverse merger have been expensed as incurred.

   Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

                     FRIDAY NIGHT ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2004


   Revenue Recognition

The Company is in the development stage and has yet to realize any revenues. However, the Company is in the business of producing motion picture films for theatrical release and distribution. As such, it will realize revenues from the theatrical distribution of motion pictures when such motion pictures are exhibited under variable fee arrangements, or when all terms of specific licensing and distribution agreements have been met.

   Film Production and Development Costs

The Company accounts for motion picture film production and development costs under Statement of Position 00-2, Accounting by Producers or Distributors of Films. The Company capitalizes and amortizes film production and development costs using the individual film forecast method. Film production and development costs are amortized to expense in the proportion that the exhibition revenues recognized during the year bear to management's estimate of the total revenues expected over the life of the production.

If film scripts under development have not been set for production within three years, the costs associated with such items are written off to expense.

When an event or change in circumstances indicates that the unamortized cost of a film production exceeds the net recoverable amount, the carrying value of the production is written down to its net recoverable value. The fair value of each film production is determined by management on a title-by-title basis using future revenue estimates and a discounted cash flow approach.

   Impairment of Long-lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed.

   Loss Per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

                     FRIDAY NIGHT ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2004


   Comprehensive Income (Loss)

The Company presents comprehensive income (loss) in accordance with SFAS No. 130, Reporting Comprehensive Income ("SFAS 130"). SFAS 130 states that all items that are required to be recognized under accounting standards as components of comprehensive income (loss) be reported in the financial statements. For the period ended June 30, 2004, the only components of comprehensive (loss) are the net (loss) for the period, and the foreign currency translation adjustment.

   Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes ("SFAS 109"). Under SFAS 109, deferred tax asset and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon potential likelihood of realizing the deferred tax asset and taking into consideration the Company's current financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

   Foreign Currency Translation

The Company accounts for foreign currency translation pursuant to SFAS No. 52, Foreign Currency Translation. The Company's functional currency is the Australian dollar. All assets and liabilities are translated into United States dollars using the current exchange rate. Revenues and expenses are translated using the average exchange rates prevailing throughout the year. Translation adjustments are included in other comprehensive income or loss for the period.

   Fair Value of Financial Instruments

The Company has estimated the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of June 30, 2004, the Company did not have any financial instruments requiring the estimate of fair value.

                     FRIDAY NIGHT ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2004


   Stock-Based Compensation

The Company uses the fair value method to account for non-employee stock-based compensation in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, and FASB Emerging Issues Task Force, or EITF, Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. Under the fair value method, all transactions in which goods or services are the consideration received for the issuance of equity instruments shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

The Company also uses the fair value method to account for compensation costs for employee stock awards. Under the fair value method, compensation costs for employee stock awards is recognized as the excess, if any, of the deemed fair value for financial reporting purposes of the Company's common stock on the date of grant over the amount an employee must pay to acquire the stock. Compensation cost is amortized over the vesting period using an accelerated graded method in accordance with SFAS Interpretation No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans.

   Concentration of Credit Risk

The Company has adopted SFAS No. 105, Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk ("SFAS 105"). Under SFAS 105, the Company is required to disclose any significant off-balance sheet risks and credit risk concentrations. As of June 30, 2004, the Company did not have any material off-balance sheet risks or credit concentrations.

   Year End of the Company

The operations of the Company commenced on May 5, 2004. As such, the initial fiscal year end shall be December 31, 2004, and for all annual periods thereafter.

   Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of June 30, 2004, and expenses for the period from inception (May 5, 2004) through the period then ended. Actual results could differ from those estimates made by management.

                     FRIDAY NIGHT ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2004


(2)      Development Stage Activities and Going Concern

The Company is a motion picture film development and distribution company in the development stage. As of June 30, 2004, the Company had completed organization and reverse merger transactions, the acquisition of four motion picture scripts from an officer and director, the formation of a management team, and other activities related to capital formation and initial operations. Management of the Company is pursuing various sources of equity financing, and plans to raise approximately $5.0 million through a best efforts self-underwritten public offering of its common stock. The public offering and sale of common stock by officers and directors of the Company will be conducted subsequent to the filing and approval of a Registration Statement on Form SB-2 with the Securities and Exchange Commission ("SEC"). The proceeds from the public offering will be used by the Company for the development and production of the four movie scripts provided by FNE Australia in the reverse merger. The Company also intends to use proceeds from the public offering in order to acquire an option to develop a motion picture to be called "Asphalt Beach," acquire additional motion picture film scripts, and provide working capital for its operations.

While management of the Company believes that the Company will be successful in its capital formation and operating activities, there can be no assurance that the Company will be able to raise $5.0 million in equity capital through its planned filing with the SEC and related activities, or be successful in the production, development or distribution of motion pictures that will generate sufficient revenues to sustain the operations of the Company.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplates continuation of the Company as a going concern. The Company has incurred an operating loss since inception, and the working capital of the Company is insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)      Entertainment Products in Development

Entertainment products in development is comprised of four film scripts that were acquired from a company owned by an officer and director of the Company at their historical cost of development of $347,600 (allocated evenly to each film script at a cost of $86,900 consisting of payroll costs of $75,565 and related payroll taxes and benefits of $11,335), in exchange for common shares of FNE Australia.

                     FRIDAY NIGHT ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2004


The four film scripts were initially developed by Banksia Entertainment Pty Ltd., a related party (see Note 7), and subsequently acquired by gift by the company owned by an officer and director of FNE as explained above. The scripts are in the development stage and are expected to be in production within the next two years.

The costs of development of the four film scripts specifically include historical labor costs, related payroll taxes, and statutory benefits of a staff of five individuals including an executive producer, creative/program director, producer/researcher, and two staff writers. Each film script required approximately the same amount of time for creation by the staff. The activities undertaken by the staff for the creation of each of the four film scripts included initial creation of storyline, storyline and character discussions, story events and character analysis discussions, re-writes of storyline and character debate, editing of storyline with detailed notation, research and final summarization.

(4)      Common Stock Transactions

   Increase in Authorized Capital

On June 1, 2004, the Company amended its Articles of Incorporation to increase the number of authorized common shares to 50,000,000, and to create 5,000,000 preferred shares. Each class of stock carries a par value of $0.001 per share. The rights of the preferred shares are to be determined at the discretion of the directors.

   Designation of Preferred Shares

On June 2, 2004, the Board of Directors of the Company designated 1,000,000 shares of the Company's authorized stock as Series A preferred shares. The Series "A" preferred shares are non-participating, but carry fifty (50) votes per share at a general meeting of the stockholders. The remaining 4,000,000 preferred shares have not yet been designated.

   Stock Exchange Agreement

On June 10, 2004, the Company entered into a definitive Share Exchange Agreement (the "Exchange Agreement") with FNE Australia whereby the Company acquired all of the issued and outstanding stock of FNE Australia in exchange for 4,500,000 shares of common stock and 1,000,000 shares of Series A preferred stock of the Company. The shares of Series A preferred stock are non-participating, but each share is entitled to fifty (50) votes in a general meeting of the stockholders. As a result of the Exchange Agreement, FNE Australia controls 75 percent of the Company, and has been deemed to have effected a reverse merger for financial reporting purposes.

                     FRIDAY NIGHT ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2004


   Issuances of Stock for Cash

On June 22, 2004, the Company issued 150,000 shares of its common stock for $75,000 in cash to Banksia Entertainment Pty Ltd., a related party (see Note 7).

On June 29, 2004, the Company issued 80,000 shares of its common stock for $40,000 in cash to Stuff & Bits `n Pieces Pty Ltd., a related party (see Note
7).

(5)      Stock Options

On May 24, 2004, the Company issued 1,000,000 stock options (500,000 options to each party) to Fort Street Equity and Waldwick Investments Limited, a stockholder of the Company (see Note 10), for the purchase of common stock of the Company, with each option having the right to purchase one common share at the greater of the market price less a discount of 40%, or $0.50. The options issued to the two parties vested immediately and expire on December 31, 2005, and were issued for $10,000 in cash ($5,000 from each party). On October 30, 2004, Fort Street Equity sold all of its options to Barr Eden Family Trust, an unrelated party. Waldwick Investments Limited subsequently sold 50,000 of its options to purchase common stock to Andrew Banks & Associates Pty Ltd., an unrelated party, and loaned the proceeds from the sale of the options to the Company under the terms of a promissory note (see Note 10).

(6)      Income Taxes

The provision (benefit) for income taxes for the period ended June 30, 2004, was as follows (using a 34 percent effective Federal income tax rate):






             [The remainder of this page intentionally left blank.]

                     FRIDAY NIGHT ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2004


Current Tax Provision:
  Federal-
    Taxable income                                            $   --
                                                              --------

       Total current tax provision                            $   --
                                                              ========

Deferred Tax Provision:
  Federal-
    Loss carryforwards                                          35,382
    Change in valuation allowance                              (35,382)
                                                              --------

       Total deferred tax provision                           $   --
                                                              ========




The Company had deferred income tax assets as of June 30, 2004, as follows:

               Loss carryforwards                             $ 35,382
               Less - Valuation allowance                      (35,382)
                                                              --------

                  Total net deferred tax assets               $   --
                                                              ========

As of June 30, 2004, the Company had net operating loss carry forwards for income tax reporting purposes of approximately $104,000 that may be offset against future taxable income. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs or a change in the nature of the business. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements for the realization of loss carryforwards as the Company believes there is high probability that the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carry forwards are offset by a valuation allowance of the same amount.

(7)      Related Party Transactions

In May 2004, the Company paid to a former officer and director $10,000 for consulting services rendered.

In June 2004, a company owned by an officer and director of the Company transferred four film scripts in exchange for common shares of FNE Australia. In accordance with Staff Accounting Bulletin Topic 5G, Transfers of Nonmonetary Assets by Promoters or Shareholders, this non-monetary exchange transaction was recorded at the stockholder's historical cost basis, determined under accounting principles generally accepted in the United States, in the amount of $347,600 (see Note 3).

                     FRIDAY NIGHT ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2004


On June 22, 2004, the Company issued 150,000 shares of its common stock for $75,000 in cash to Banksia Entertainment Pty Ltd. ("Banksia"). In addition, on July 31, 2004, the Company also issued an additional 80,000 shares of common stock for $40,000 in cash to Banksia. This entity is an Australian private company controlled by Mr. John William Lamb, the father of an officer and director of the Company.

On June 29, 2004, the Company issued 80,000 shares of its common stock for $40,000 in cash to Stuff & Bits `n Pieces Pty Ltd. This entity is an Australian private company controlled by Mr. Stewart Lamb, the brother of an officer and director of the Company.

(8)      Recent Accounting Pronouncements

In January 2003, the FASB issued FASB Interpretation No. 46 Consolidation of Variable Interest Entities, an interpretation of ARB No. 51 ("FIN 46"). The FASB issued a revised FIN 46 in December 2003, which modified and clarified various aspects of the original interpretations. A Variable Interest Entity ("VIE") is created when (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties or (ii) equity holders either (a) lack direct or indirect ability to make decisions about the entity, (b) are not obligated to absorb expected losses of the entity or (c) do not have the right to receive expected residual returns of the entity if they occur. If an entity is deemed to be a VIE, pursuant to FIN 46, an enterprise that absorbs a majority of the expected losses of the VIE is considered the primary beneficiary and must consolidate the VIE. For VIE's created before January 31, 2003, FIN 46 was deferred to the end of the first interim or annual period ending after March 15, 2004. The adoption of FIN 46 did not have a material impact on the financial position or results of operations of the Company.

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments With Characteristics of Both Liabilities and Equity, ("SFAS 150"). This standard requires issuers to classify as liabilities the following three types of freestanding financial instruments:
(1) mandatory redeemable financial instruments, (2) obligations to repurchase the issuer's equity shares by transferring assets; and (3) certain obligations to issue a variable number of shares. The Company adopted SFAS 150 in May 2004. The adoption of SFAS 150 did not have a material impact on the financial position or results of operations of the Company.

In December 2003, the SEC issued Staff Accounting Bulletin No. 104 ("SAB 104"), Revenue Recognition, which supersedes SAB 101, Revenue Recognition in Financial Statements. SAB 104's primary purpose is to rescind the accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21. The Company adopted the provisions of SAB 104, and it did not have a material impact on the financial position or results of operations of the Company.

                     FRIDAY NIGHT ENTERTAINMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2004


(9)      Commitments and Contingencies

In June 2004, FNE entered into a consulting contract with an officer and director of the Company to provide financial services through November 30, 2004, for $20,000 per month. As of June 30, 2004, $40,000 had been paid to the officer and director of the Company, representing payment for services for the months of June and July 2004. The portion of the payment representing services for June 2004 is presented as a component of other general and administrative expenses in the accompanying statement of operations and comprehensive (loss). The remaining amount is presented as prepaid expenses and other assets, net of the effects of foreign currency translation, in the accompanying balance sheet. As of November 9, 2004, the officer and director had been paid $120,000 under the consulting contract.

(10)     Subsequent Events

On July 31, 2004, the Company issued 80,000 shares of common stock for $40,000 in cash to Banksia Entertainment Pty Ltd. - a related party (see Note 7).

On October 31, 2004, the Company borrowed $125,000 from Waldwick Investments Limited, a stockholder of the Company, under the terms of a promissory note (see
Note 5). The promissory note carries an interest rate of four (4) percent per annum, and all interest and principal are due and payable to Waldwick Investments Limited on October 31, 2009.

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.
Our Certificate of Incorporation and By-laws provide that we shall indemnify to the fullest extent permitted by Nevada law any person whom we may indemnify thereunder, including our directors, officers, employees and agents. Such indemnification (other than as ordered by a court) shall be made by us only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, by independent legal counsel, or by the stockholders. In addition, our Certificate of Incorporation provides for the elimination, to the extent permitted by Nevada, of personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty as directors.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution.
The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange
Commission registration fee                          $  1,267
Legal fees and expenses (1)                            40,000
Accounting fees and expenses (1)                       25,000
Presentations, Travel (1)                              30,000
Administration (1)                                     10,000
Miscellaneous and Printing fees (1)                    23,733
                                                     --------
Total (1)                                            $130,000
                                                     ========

----------------------------------
1 Estimated

Item 26. Recent Sales of Unregistered Securities.
On May 24, 2004, we issued a total of 1,000,000 options, 500,000 each to Waldwick Investments Limited and Fort Street Equity, Inc. Each option provides the option holder the right to purchase one hare of our common stock at the greater of: (1) a 40% discount from the average closing bid price of our common stock on a public exchange during the 10 trading days immediately prior to the exercise of the option or (2) $.50 per share. The options can be exercised at any time until December 31, 2005. On November 1, 2004, Waldwick Investments Limited sold 50,000 options to Andrew Banks & Associates Pty. Ltd. Immediately after such sale; Andrew Banks & Associates Pty. Ltd. exercised the 50,000 options at a price of $0.50 and received 50,000 shares of our common stock. On October 30, 2004 Fort Street Equity Inc sold all of its options to Barr Eden Trust

On June 10, 2004, we issued 4,500,000 shares of our common stock and issued 1,000,000 shares of our restricted Series "A" preferred shares, to Clam Entertainment Pty Ltd., a corporation controlled by Cameron Lamb, our officer and director, in consideration for all of the issued and outstanding stock of Friday Night Entertainment Pty Ltd. The issuance was valued at $.06 per share or $347,600 in the aggregate. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Both entities were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering, and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, both entities had the necessary investment intent as required by
Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 22, 2004, we issued 150,000 common shares to Banksia Entertainment Pty Ltd. in consideration for payment of $75,000. The issuance was valued at $.50 per share or $75,000 in the aggregate. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Both entities were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering, and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, both entities had the necessary investment intent as required by
Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 29, 2004, we issued 80,000 common shares to Stuff and Bits n' Pieces Pty Ltd. in consideration for payment of $40,000. The issuance was valued at $.50 per share or $40,000 in the aggregate. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Both entities were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering, and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, both entities had the necessary investment intent as required by
Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 31, 2004, we issued 80,000 common shares to Banksia Entertainment Pty Ltd. In consideration for payment of $40,000. The issuance was valued at $.50 per share or $40,000 in the aggregate. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Both entities were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering, and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, both entities had the necessary investment intent as required by
Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 3, 2004, we issued 50,000 common shares to Andrew Banks & Associates Pty Ltd. in consideration for payment of $25,000. The issuance was valued at $.50 per share or $25,000 in the aggregate. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under
Section 4(2) of the Securities Act of 1933 since the issuance of such shares by we did not involve a public offering. Both entities were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering, and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, both entities had the necessary investment intent as required by
Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

Item 27. Exhibits.

3.1    Certificate of Incorporation and Amendments (1)

3.2    Bylaws (1)

5.1    Opinion and Consent of Anslow & Jaclin, LLP

10.1 Exchange Agreement dated June 10, 2004 between us and Friday Night Entertainment Pty Ltd. (1)

10.2 Stock Option Agreement dated May 24, 2004 between us and Waldwick Investments Limited (1)

10.3 Stock Option Agreement dated May 24, 2004 between us and Fort Street Equity, Inc. (1)

10.4   Agreement between Barr Eden Family Trust and Fort Street Equity, Inc.

10.5   Consulting Agreement with Michael Costigan

10.6   Subscription Agreement

16.1   SF Partnership, LLP Letter on Change in Certifying Accountant

21.1   Subsidiaries (1)

23.1   Consent of Davis Accounting Group P.C., independent auditors.

24.1   Power of Attorney (included on signature page of Registration Statement)

(1) Filed with the original SB-2 filing on August 17, 2004 (SEC File No. 333-118305)

Item 28. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of
Registration   Fee"  table  in  the  effective   registration   statement;   and

(iii)Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 21st day of December , 2004.

FRIDAY NIGHT ENTERTAINMENT CORPORATION

BY:       /s/   CAMERON LAMB
         --------------------------
         CAMERON LAMB
         Chief Executive Officer and
         Chairman of the Board of Directors



                                POWER OF ATTORNEY

The undersigned directors and officers of Friday Night Entertainment Corporation hereby constitute and appoint Cameron Lamb, with full power to act without the other and with full power of substitution and re-substitution, our true and lawful attorney-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorney-in-fact, or his substitute, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                     TITLE                           DATE

 /s/ Cameron Lamb             Chief Executive Officer         December 21, 2004
-----------------------       and Chairman of the Board
                              of Directors


 /s/ Michael Costigan         President and Director          December 21, 2004
-----------------------


 /s/ Mark Pearson             Chief Accounting Officer        December 21, 2004
-----------------------       and Director






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